                                                                   Exhibit 4.4

                                                                     Item 1.23



                                 $25,000,000

                               CREDIT AGREEMENT


                                  DATED AS OF
                                JULY 31, 1995,

                                     AMONG

                         MORRISON KNUDSEN CORPORATION,
                            A DELAWARE CORPORATION,

                                      AND

                         MORRISON KNUDSEN CORPORATION,
                             AN OHIO CORPORATION,

                                 AS BORROWERS


           THE BANKS AND OTHER FINANCIAL INSTITUTIONS LISTED HEREIN

                                  AS LENDERS

                                      AND

                              MELLON BANK, N.A.,
                                   AS AGENT

                             TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ARTICLE I     DEFINITIONS..................................................  2
      1.1.    Definitions..................................................  2
      1.2.    Accounting Terms and Determinations.......................... 17
      1.3.    General Construction......................................... 17

ARTICLE II    AMOUNT AND TERMS OF THE LOANS................................ 17
      2.1.    The Loans.................................................... 17
      2.2.    Notice of Borrowing.......................................... 18
      2.3.    Notice to Lenders; Funding of Loans.......................... 18
      2.4.    Notes........................................................ 19
      2.5.    Maturity of Loans............................................ 20
      2.6.    Interest Rates............................................... 20
      2.7.    Optional Prepayments......................................... 20
      2.8.    Mandatory Prepayment......................................... 20
      2.9.    Application of Payments...................................... 21
      2.10.   General Provisions as to Payments............................ 21
      2.11.   Computation of Interest and Fees............................. 22
      2.12.   Cash Management System....................................... 22

ARTICLE III   CHANGE IN CIRCUMSTANCES...................................... 22
      3.1.    Increased Cost............................................... 22
      3.2.    Taxes........................................................ 23

ARTICLE IV    SECURITY..................................................... 24
      4.1.    The Borrowers' Obligations................................... 24
      4.2.    Further Assurances........................................... 24

ARTICLE V     CONDITIONS PRECEDENT......................................... 24
      5.1.    Conditions Precedent to Effectiveness of Agreement........... 24
              (a)   Restructuring Documents................................ 25
              (b)   The Notes.............................................. 25
              (c)   The Letter of Credit................................... 25
              (d)   Legal Opinion of the Borrowers' Counsel................ 25
              (e)   Perfection and Priority of Personal Property Security
                    Interests.............................................. 25
              (f)   Consents............................................... 25
              (g)   Disbursement Authorization............................. 25
              (h)   Payment of Fees and Expenses........................... 25
              (i)   Pending and Threatened Litigation...................... 26
              (j)   The Restructuring...................................... 26
              (k)   Other Matters.......................................... 26
      5.2.    Conditions Precedent to All Loans............................ 26
              (a)   Borrowings............................................. 26
              (b)   Representations and Warranties......................... 26
              (c)   No Default or Event of Default......................... 26
              (d)   No Violations.......................................... 26

              (e)   Certificate of Chief Financial Officer
                    Regarding the Budget....................................27
              (f)   Officer's Certificate.................................. 27

ARTICLE VI    REPRESENTATIONS AND WARRANTIES............................... 27
      6.1.    Organization and Qualification............................... 27
      6.2.    Corporate Power and Authorization; Binding Effect............ 27
      6.3.    No Conflict.................................................. 28
      6.4.    No Consents.................................................. 28
      6.5.    Absence of Litigation........................................ 28
      6.6.    No Default under the Restructuring Documents................. 29
      6.7.    Correctness of Schedules..................................... 29
      6.8.    Correctness of Financial Information......................... 29
      6.9.    Security Documents........................................... 29
      6.10.   Taxes........................................................ 29
      6.11.   No Burdensome Restrictions................................... 30
      6.12.   Judgments.................................................... 30
      6.13.   Compliance with Laws......................................... 30
      6.14.   Compliance with ERISA........................................ 30
      6.15.   Governmental Authorizations; Permits, Licenses and
               Accreditations; Other Rights................................ 30
      6.16.   Environmental Matters........................................ 31
      6.17.   No Material Adverse Effect................................... 31
      6.18.   Consolidated Subsidiaries; Subsidiaries...................... 31
      6.19.   Margin Securities............................................ 32
      6.20.   Investment Company Act....................................... 32
      6.21.   Business Locations and Trade Names........................... 32
      6.22.   Title to Real Property and Other Assets...................... 32
      6.23.   Labor Matters................................................ 32
      6.24.   No Misstatements............................................. 32
      6.25.   Restructuring................................................ 33
      6.26.   Cash Management System....................................... 33

ARTICLE VII   AFFIRMATIVE COVENANTS........................................ 33
      7.1.    Financial Statements; Additional Reporting Requirements...... 33
      7.2.    Provision of Notices......................................... 35
      7.3.    Filing of Returns; Payment of Taxes.......................... 36
      7.4.    Maintenance of Existence..................................... 37
      7.5.    Compliance with Laws......................................... 37
      7.6.    Maintenance of Properties.................................... 37
      7.7.    Insurance.................................................... 37
      7.8.    Books and Records............................................ 38
      7.9.    Hazardous Materials.......................................... 38
      7.10.   Further Assurances........................................... 38
      7.11.   Inspection of Property, Books and Records.................... 38
      7.12.   Use of Proceeds.............................................. 39
      7.13.   Standstill Agreements........................................ 39
      7.14.   Cash Management System....................................... 39

ARTICLE VIII        NEGATIVE COVENANTS..................................... 39
      8.1.    Indebtedness................................................. 39
      8.2.    Negative Pledge.............................................. 40
      8.3.    Prohibition of Fundamental Changes........................... 41
      8.4.    Prohibition on Sale of Assets................................ 41
      8.5.    Intentionally Omitted........................................ 42
      8.6.    Compliance with ERISA........................................ 42
      8.7.    Restricted Payments.......................................... 42
      8.8.    Transactions With Affiliates................................. 42
      8.9.    Intentionally Omitted........................................ 42
      8.10.   Operating Leases............................................. 42
      8.11.   Capital Expenditures......................................... 43
      8.12.   Amendment of Charter or Bylaws............................... 43
      8.13.   No Consent to Subordination.................................. 43
      8.14.   Intercompany Obligations..................................... 43

ARTICLE IX    DEFAULTS..................................................... 43
      9.1.    Events of Default............................................ 43
      9.2.    The Lenders' Remedies........................................ 47
              (a)   Occurrence of A Special Event of Default............... 47
              (b)   Occurrence of A Standard Event of Default.............. 47
      9.3.    Other Remedies............................................... 48
      9.4.    Waivers by Borrowers......................................... 48

ARTICLE X     THE AGENT.................................................... 49
      10.1.   Appointment.................................................. 49
      10.2.   Agent and Affiliates......................................... 49
      10.3.   Retention of Documents and Information to the Lenders........ 49
      10.4.   Delegation of Duties......................................... 49
      10.5.   Limitation of Liability...................................... 49
      10.6.   Reliance by the Agent........................................ 50
      10.7.   Notice of Default............................................ 51
      10.8.   Non-Reliance on the Agent and the Other Lenders.............. 51
      10.9.   Collateral................................................... 51
      10.10.  Indemnification.............................................. 52
      10.11.  Agent in its Individual Capacity............................. 52
      10.12.  Successor Agent.............................................. 52
      10.13.  Applicability of Section to the Borrowers.................... 53
      10.14.  Authorization to Agent to Enter Into and Abide By Five-Party
              Agreement.................................................... 53

ARTICLE XI    JOINT AND SEVERAL LIABILITY.................................. 53
      11.1.   Joint and Several Liability.................................. 53
      11.2.   The Guarantees............................................... 54
      11.3.   Guarantees Unconditional..................................... 54
      11.4.   Discharge Only Upon Payment in Full; Reinstatement in Certain
              Circumstances................................................ 55
      11.5.   Waivers by the Borrowers..................................... 55
      11.6.   Subrogation.................................................. 56
      11.7.   Stay of Acceleration......................................... 56

ARTICLE XII   MISCELLANEOUS................................................ 56
      12.1.   Notices...................................................... 56
      12.2.   Entire Agreement............................................. 56
      12.3.   No Waivers................................................... 56
      12.4.   Expenses; Indemnification.................................... 57
      12.5.   Set-Off; Sharing of Set-Offs................................. 58
      12.6.   Amendments and Waivers....................................... 59
      12.7.   Effect of Waivers; Modification of Documents................. 59
      12.8.   Successors and Assigns....................................... 60
      12.9.   Headings and Captions........................................ 61
      12.10.  Interpretation............................................... 61
      12.11.  Inconsistencies With Other Documents......................... 61
      12.12.  Severability................................................. 61
      12.13.  GOVERNING LAW................................................ 61
      12.14.  CONSENT TO JURISDICTION...................................... 61
      12.15.  WAIVER OF JURY TRIAL......................................... 62
      12.16.  Cumulative Remedies.......................................... 62
      12.17.  Survival of Representations and Warranties................... 62
      12.18.  Relationship of the Parties.................................. 62
      12.19.  Counterparts................................................. 62
      12.20.  T-Co Term Sheet.............................................. 62

                          EXHIBITS AND SCHEDULES

EXHIBIT A         FORM OF PROMISSORY NOTE
EXHIBIT B         FORM OF NOTICE OF BORROWING
EXHIBIT C         BUDGET
EXHIBIT D         T-CO TERM SHEET
EXHIBIT E         FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
SCHEDULE A        SCHEDULE OF LENDERS
SCHEDULE B        PART 1: SCHEDULE OF THE EXISTING LENDERS
SCHEDULE B        PART 2: EXISTING AGREEMENTS
SCHEDULE C        SCHEDULE OF DOCUMENTS
SCHEDULE D        SCHEDULE FOR NOTICES
SCHEDULE E        CASH MANAGEMENT SYSTEM
SCHEDULE 6.5      SCHEDULE OF PENDING AND THREATENED LITIGATION
SCHEDULE 6.12     SCHEDULE OF JUDGMENTS
SCHEDULE 6.14     SCHEDULE OF MULTIEMPLOYER PLAN WITHDRAWAL LIABILITY
SCHEDULE 6.17     SCHEDULE OF MATERIAL ADVERSE EFFECTS
SCHEDULE 6.18     SCHEDULE OF SUBSIDIARIES
SCHEDULE 6.21A    SCHEDULE OF EACH BORROWER'S BUSINESS LOCATIONS
SCHEDULE 6.21B    SCHEDULE OF EACH BORROWER'S TRADE NAMES
SCHEDULE 7.1(k)   BACKLOG CERTIFICATE
SCHEDULE 7.2(c)(A)          SCHEDULE OF REPORTABLE EVENTS
SCHEDULE 7.2(c)(B)          SCHEDULE OF PLAN TERMINATIONS
SCHEDULE 8.1      SCHEDULE OF EXISTING INDEBTEDNESS
SCHEDULE 8.2      SCHEDULE OF PERMITTED LIENS
SCHEDULE 8.5      SCHEDULE OF PERMITTED INVESTMENTS
SCHEDULE 8.10     SCHEDULE OF OPERATING LEASES
SCHEDULE 12.4     SCHEDULE OF STEERING COMMITTEE LENDERS

                              CREDIT AGREEMENT


            THIS CREDIT AGREEMENT (the "Agreement"), dated as of July 31, 1995, is entered into among MORRISON KNUDSEN CORPORATION ("MKD"), a Delaware corporation, and MORRISON KNUDSEN CORPORATION ("MKO"), an Ohio corporation (each a "Borrower," and collectively, the "Borrowers"), the banks and other financial institutions named on SCHEDULE A hereto (the "Schedule of Lenders") and whose signatures appear on the signature pages hereto (each, together with its successors and assigns, a "Lender," and collectively, the "Lenders"), and Mellon Bank, N.A., as agent for the Lenders (in such capacity, the "Agent").

            The parties hereto agree as follows:


                                 RECITALS

      A. MKO and MKD have obligations (funded, contingent or otherwise) in excess of $521,600,000 (the "Existing Indebtedness") to certain lenders or their predecessors in interest (the "Existing Lenders") pursuant to the terms of the respective loan agreements and other financing arrangements set forth on the Schedule of the Existing Lenders attached hereto as SCHEDULE B (the "Existing Agreements").

      B. The Borrowers are entering into that certain Amended and Restated Credit Agreement of even date herewith (the "Bridge Loan Agreement"), pursuant to which certain of the Existing Lenders (the "Bridge Loan Lenders") are continuing to make loans and other financial accommodations available to the Borrowers (the "Bridge Loan").

      C. The Borrowers are currently indebted to Fidelity and Deposit Company of Maryland and Colonial American Casualty and Surety Company and certain other sureties for payment and/or performance bonds.

      D. The Borrowers have requested, and the Lenders, the Existing Lenders, Fidelity and Deposit Company of Maryland, and Colonial American Casualty and Surety Company have agreed to, a restructuring of the Existing Indebtedness and the Bridge Loan, the establishment of an interim credit facility to finance the operations required in connection with the Metra Contract, (as hereinafter defined) (the "Metra Transaction"), and the establishment of an as yet unformed and unnamed limited liability company ("T-Co"), as contemplated by the terms of the T-Co Term Sheet (as hereinafter defined) (the "T-Co Transaction"). The Borrowers anticipate that T-Co will be formed by September 1, 1995, and that prior to such formation, certain of the Lenders will advance funds to MKO's transit division (the "Transit Division") pursuant to various credit facilities as set forth in the T-Co Term Sheet. The restructuring of the Existing

Indebtedness, the Bridge Loan, the Metra Transaction, and the Interim T-Co Transaction (as defined below) shall collectively be referred to as the "Restructuring."

      E. In connection with the Restructuring, the Borrowers have requested that the Lenders provide loans to the Transit Division to be used solely for financing of Non-Metra Transit Expenditures (as defined below) (the "Interim T-Co Transaction"). The full amount of the loans being provided under this Agreement is being guaranteed by the Bonding Company, and such guaranty is being backed by a letter of credit. Pursuant to the Five Party Agreement (as defined below), the Bonding Company is being given certain rights with regard to this Agreement.

      F. The Lenders are willing to agree to the above requests on the terms and conditions set forth herein and in the documents executed in connection herewith, including the condition that MKO secure the Borrowers' Obligations under this Agreement with the Collateral described in the Security Agreement (as defined below).

      In consideration of the foregoing, MKD, MKO, the Agent and each of the Lenders hereby agree as follows:


                                   ARTICLE I

                                 DEFINITIONS

      1.1. DEFINITIONS. The following terms, as used herein, have the following meanings:

                "Additional Capital Expenditure Indebtedness" has the meaning assigned to it in SECTION 8.1(e).

                "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. As used herein, the term "control" means possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                "Agent" means Mellon Bank, N.A., in its capacity as agent for the Lenders hereunder, and its successors in such capacity.

                "All Lenders" means one hundred percent (100%) of the Lenders listed on SCHEDULE A without regard to their Pro Rata Share.

                "Assignee" has the meaning assigned to it in SECTION 12.8(c).

                "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multi-employer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                "Bonding Company" means, collectively, Fidelity and Deposit Company of Maryland and Colonial American Casualty and Surety Company or any such other Person that provides the Borrowers or their Subsidiaries with payment or performance bonds.

                "Bonding Company Reimbursement Agreement" means that certain Indemnification and Reimbursement Agreement dated as of July 31, 1995 among the Borrowers and the Bonding Company.

                "Borrower" means MKD or MKO and the "Borrowers" means both of the foregoing.

                "Borrowing" means a borrowing consisting of Loans made on the same day.

                "Bridge Loan" has the meaning assigned to it in RECITAL B.

                "Bridge Loan Agreement" has the meaning assigned to it in RECITAL B.

                "Bridge Loan Lenders" has the meaning assigned to it in RECITAL
B.

                "Budget" means the projections of the Borrowers for the period from July 1, 1995 through the Termination Date attached hereto as EXHIBIT C or such other budget submitted by the Borrowers and accepted by the Majority Lenders and the Bonding Company as an acceptable substitute Budget.

                "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York, Los Angeles, California or Pittsburgh, Pennsylvania are authorized by law to close.

                "Capital Expenditures" means, as to any Person, any expenditures for the acquisition or construction of fixed assets which would be capitalized on a balance sheet of such Person prepared in accordance with Generally Accepted Accounting Principles.

                "Capital Lease" means, as to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Generally Accepted Accounting Principles.

                "Cash Equivalent" means, at any time, (a) United States of America government securities having a maturity not exceeding one year from the date acquired, (b) commercial paper rated at least A-l+ by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., having a maturity not exceeding one year from the date acquired, (c) certificates of deposit or time deposits of commercial banks with capital and undivided surplus of at least $300,000,000 issuing commercial paper rated as described in the preceding clause (b) and organized and existing under the laws of the United States or any State thereof or the District of Columbia, having a maturity not exceeding one year from the date acquired, and (d) time deposits (of one year or less) and demand deposits with any FDIC insured bank, not exceeding the maximum amount insured thereby.

                "Cash Management System" means the Cash Management System set forth on SCHEDULE E.

                "Closing Date" means July 31, 1995, or such other later date on which the Agent shall have determined that all conditions precedent set forth in
ARTICLE V have been satisfied in full or waived.

                "Collateral" means collectively, all personal property and interests in such property and proceeds thereof, presently owned or hereafter created or acquired by MKO or MKD in which a security interest is granted in favor of the Collateral Agent for the benefit of the Lenders to secure the Obligations.

                "Collateral Agent" means the entity or person serving as the "Collateral Agent" under and as defined in the Collateral Agent Agreement, in its capacity as agent for the Lenders, or any successor agent pursuant to the terms thereof.

                "Collateral Agent Agreement" means the Collateral Agent Agreement dated as of July 31, 1995, among the Lenders, the Agent and the Collateral Agent.

                "Commitment" means, with respect to each Lender, the amount set forth opposite the name of such Lender on the Schedule of Lenders as such Lender's commitment.

                "Commonly Controlled Entity" means a Person which is under common control with a Borrower within the meaning of Section 414(b) or Section 414(c) of the Internal Revenue Code.

                "Concentration Account" has the meaning assigned to it in SCHEDULE E.

                "Consolidated," when used with respect to any of the terms defined herein, refers to such terms as reflected in a consolidation of the accounts or other items of the Borrowers and of the accounts or other items of the Borrowers' Subsidiaries, if any, in conformity with Generally Accepted Accounting Principles.

                "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be Consolidated in accordance with Generally Accepted Accounting Principles with those of the Borrowers in their Consolidated financial statements if such statements were prepared as of such date; PROVIDED, that any Consolidated Subsidiary which ceases to be a Consolidated Subsidiary solely because it is classified as a discontinued operation shall be deemed to be a Consolidated Subsidiary so long as it remains a Subsidiary.

                "Contingent Obligations" means, as to any Person, collectively, all Indebtedness, obligations or other liabilities of such Person guarantying or in effect guarantying the payment or performance of any Indebtedness, obligation or other liability, whether or not contingent (collectively, the "primary obligations"), of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any Indebtedness, obligation or other liability of such Person (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) with regard to any contingent reimbursement obligation of such Person in respect of any letter of credit or any other financing accommodations, or (e) otherwise to assure or hold harmless the owner of such primary obligation against loss with respect thereto.

                "Contractual Obligation" means, as to any Person, collectively, any Indebtedness, obligation or other liability of such Person (whether for the payment of money or otherwise), now existing or hereafter arising, whether due or not due, absolute or contingent, liquidated or unliquidated, direct or indirect, express or implied, individually or jointly with others, pursuant to the provisions of any security issued by such Person or any document, instrument or agreement to which such Person is a party or by which such Person or any of its property is or may be bound or affected.

                "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                "Default Rate" means a rate of interest equal to the Prime Rate plus two percent (2%) per annum, PROVIDED, that to the extent the Default Rate exceeds the Maximum Lawful Rate, the Default Rate shall be a rate equal to the Maximum Lawful Rate.

                "Deposit Bank" has the meaning assigned to it in SCHEDULE E.

                "Environmental Laws" means all Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the disposal of waste and the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 ET SEQ.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. Sections 1801 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Sections 136 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 ET SEQ.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. Sections 2601 ET SEQ.); the Clean Air Act, as amended (42 U.S.C. Sections 7400 ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Sections
1251 ET SEQ.); the Occupational Safety and Health Act, as amended (29 U.S.C. Sections 651 ET SEG.) ("OSHA"); and the Safe Drinking Water Act, as amended
(42 U.S.C. Sections 300(f) ET SEQ.); and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

                "Equipment Asset Pool Intercreditor Agreement" means an Intercreditor and Subordination Agreement that may be entered into by and among Fidelity and Deposit Company of Maryland and Colonial American Casualty and Surety Company, Mellon Bank, N.A. as agent and collateral agent for itself and the other Bridge Loan Lenders and Mellon Bank, N.A., as agent and collateral agent for itself and the other Existing Lenders. (Nothing in this Agreement shall imply that any party is obligated to enter into the Equipment Asset Pool Intercreditor Agreement and each party shall decide, in its sole and absolute discretion, whether to enter into such an agreement.)

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                "ERISA Group" means the Borrowers and their Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrowers or any of their Subsidiaries, are treated as a single employer under
Section 414 of the Internal Revenue Code.

                "Event of Default" has the meaning set forth in SECTION 9.1.

                "Existing Agreements" has the meaning assigned to it in RECITAL A; PROVIDED that, unless the context otherwise requires, all references to Existing Agreements shall be references to the Existing Agreements as modified by the Override Agreement.

                "Existing Indebtedness" has the meaning assigned to it in RECITAL A.

                "Existing Lenders" has the meaning assigned to it in RECITAL
A.

                "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED, that (i) if such day is not a Business
Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, then the Federal Funds Rate for such day shall be the average rate quoted to Mellon Bank, N.A. on such day on such transactions as determined by the Agent.

                "Financing Shortfall" means the amounts set forth on the Budget as "Financing Shortfall."

                "Financing Statements" means any Uniform Commercial Code financing statement on form UCC-1 or a comparable form executed pursuant to the provisions of this Agreement or any of the other Loan Documents or any such similar statement to be filed in Canada.

                "Five Party Agreement" means that certain Five Party Agreement dated as of July 31, 1995 among the Borrowers, the Bonding Company and the Agent.

                "Form 10-K" means the annual report on Form 10-K as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                "Form 10-Q" means the report on Form 10-Q as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                "Generally Accepted Accounting Principles" means accounting principles that are generally accepted and consistently applied and maintained throughout the period indicated and that are consistent with the prior financial practices of the Borrowers, except for changes mandated by the

Financial Accounting Standards Board or any similar accounting authority of comparable standing.

                "Governmental Authority" means any nation, province, state or other political subdivision thereof, any government or any natural person or entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

                "Guarantor" means the Bonding Company and each other Person that has executed or hereafter executes a guaranty or a support, put or other similar agreement in favor of Agent or Lenders in connection with this Agreement.

                "Guaranty" means the Guaranty Agreement of even date herewith made by the Bonding Company in favor of Agent for the benefit of the Lenders.

                "Hazardous Materials" means (i) any substance, material or waste, which is either (a) defined as, (b) included in the definition, listing or identification of, or (c) otherwise regulated as, a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" or other similar term or phrase under any Environmental Laws, or (ii) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls, or radioactive substances.

                "Indebtedness" of any Person means without duplication, any obligation of such Person for borrowed money, including (a) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments, (b) any obligation of such Person for the deferred purchase price of any property or services, except trade accounts payable of such Person with a maturity of not greater than 90 days incurred in the ordinary course of such Person's business, (c) any obligation of such Person as lessee under a Capital Lease, (d) Contingent Obligations, (e) any reimbursement obligation in respect of any letter of credit or any other financing accommodations, and (f) any obligation for borrowed money which is non-recourse to such Person but which is secured by a Lien on any asset of such Person.

                "Intercreditor Agreements" means the Transit Division Intercreditor Agreement, the Equipment Asset Pool Intercreditor Agreement and the MKO/MKD Asset Pool Intercreditor Agreement.

                "Interim T-Co Transaction" has the meaning assigned to it in RECITAL E.

                "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                "Investments" has the meaning assigned to it in SECTION 8.5.

                "Lender" and "Lenders" have the meanings assigned to them in the preamble hereto, and shall include the Agent, in its individual capacity.

                "Letter of Credit" means the Letter of Credit supporting the obligations under the Guaranty from a lending institution acceptable to All Lenders and in form and substance satisfactory to All Lenders with an expiry date satisfactory to All Lenders.

                "Lien" means, as to any asset, (a) any lien, charge, claim, mortgage, security interest, pledge or other encumbrance of any kind with respect to such asset, (b) any interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset, (c) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception affecting such asset, or (d) any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest).

                "Loan" and "Loans" have the meanings assigned to them in
SECTION 2.1.

                "Loan Documents" means this Agreement, the Notes, the Security Agreement, the Guaranty, the Collateral Agent Agreement, the Intercreditor Agreements, the Five Party Agreement, and any other of those documents listed on the Schedule of Documents and therein specified to be executed and delivered, or caused to be executed and delivered, by the Borrowers or the Bonding Company to the Agent, the Lenders or the Collateral Agent in connection with this Agreement; PROVIDED, that the Existing Agreements and related documents, the Bridge Loan Agreement and related documents, the Override Agreement and related documents, the Metra Letter of Credit and related documents, and the Metra Interim Credit Agreement and related documents shall not be included in the definition of Loan Documents.

                "Majority Lenders" means the Lenders holding at least sixty six and two-thirds percent (66 2/3%) of the Pro Rata Shares.

                "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of any Borrower or any of its Consolidated Subsidiaries; (b) the ability of any Borrower or its Consolidated Subsidiaries to pay or perform the Obligations under the Loan Documents in accordance with the terms thereof; (c) the Collateral or the Collateral Agent's Liens on the Collateral or the priority of any such Lien; or (d) the Lenders' rights and remedies under any Loan Documents or the other Restructuring Documents.

                "Material Contract" means, as to the Borrowers or their Consolidated Subsidiaries, a Contractual Obligation (a) the cancellation, non-performance or non-renewal of which by any party thereto could have or result in a Material Adverse Effect on the Borrowers or the Borrowers and their Consolidated Subsidiaries taken as a whole or (b) which involves amounts, payments or Indebtedness in excess of $10,000,000.

                "Maximum Lawful Rate" means the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable under this Agreement.

                "Metra" means the Commuter Rail Division of the Regional Transportation Authority, d/b/a Metra/Metropolitan Rail.

                "Metra Contract" means that certain contract, as amended, executed as of March 9, 1992, by and between Metra and MKO.

                "Metra Interim Credit Agreement" means that certain Revolving Credit Agreement dated as of July 31, 1995, among MKO, Bank of America National Trust and Savings Association, as agent, and the financial institutions named therein as lenders.

                "Metra Lenders" means the banks under the Metra Interim Credit Agreement in their capacity as banks under the Metra Interim Credit Agreement and issuers of the Metra Letter of Credit.

                "Metra Letter of Credit" means that certain letter of credit, as amended and issued by Bank of America National Trust and Savings Association for the benefit of Metra and for the account of MKO in connection with the Metra Contract.

                "Metra Transaction" has the meaning assigned to it in RECITAL
D.

                "MKD" means Morrison Knudsen Corporation, a Delaware corporation, and its successors.

                "MKO" means Morrison Knudsen Corporation, an Ohio corporation, and its successors.

                "MKO/MKD Asset Pool Intercreditor Agreement" means that certain Intercreditor and Subordination Agreement, dated as of July 31, 1995, by and between Mellon Bank, N.A., as agent and collateral agent for itself and the other Bridge Loan Lenders and Mellon Bank, N.A., as agent and collateral agent for itself and certain Existing Lenders under the Override Agreement.

                "MK Rail" means MK Rail Corporation, a Delaware corporation.

                "MK Rail Global Settlement Agreement" means the Global Settlement Agreement dated as of June 15, 1995, by and among MKO, MK Rail and MKD.

                "MK Rail Note" means that certain Note dated June 26, 1995, issued by MK Rail Corporation in favor of MKO in the amount of $52,200,000, which Note was issued pursuant to the MK Rail Global Settlement Agreement.

                "Multi-employer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                "Multiparty Agreement" means that certain agreement between the Bonding Company, Borrowers and Mellon Bank, N.A., as collateral agent under the Bridge Loan Agreement, dated as of April 11, 1995, as amended on April 25, 1995, May 31, 1995, June 7, 1995 and July 31, 1995.

                "Net Cash Proceeds" means, with respect to either the sale or refinancing of any asset of any Borrower or any Consolidated Subsidiary, all amounts payable to such Borrower or such Consolidated Subsidiary as a result of such transaction after payment of (i) all reasonable and customary closing costs, including brokerage commissions, appraisal fees, recording fees, attorneys' fees, title insurance premiums, inspection report charges, prepayment penalties payable to senior lienholders, escrow credits in favor of the purchaser or financier, customary prorations, transfer and other taxes, escrow fees, points and other loan fees, and (ii) Indebtedness secured by Senior Permitted Liens on such asset.

                "Non-Metra Contracts" means all contracts with customers of the Transit Division other than the Metra Contract.

                "Non-Metra Transit Expenditures" means direct costs, indirect costs, and allocated overhead (allocated 71.1% to the Non-Metra Contracts and 28.9% to the Metra Contract) for the Non-Metra Contracts; PROVIDED, HOWEVER, that allocated overhead shall not include "401(k) and SERP" expenses, "Legal and Audit

Services", "Professional and Consulting Services" and "Audit Services", "Professional and Consulting Services" and "Other Outside Services", as those terms are used in the 1995 Proposed Overhead Budget attached as an exhibit to the Multi-Party Agreement.

                "Notes" means promissory notes of a Borrower, substantially in the form of EXHIBIT A hereto, evidencing the obligation of such Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

                "Notice of Acceleration" means a written notice sent to the Borrowers pursuant to SECTION 9.2, accelerating the Obligations.

                "Notice of Borrowing" has the meaning assigned to it in SECTION 2.2.

                "Obligations" means, as to each Borrower, collectively, all liabilities of the Borrowers, arising in connection with or pursuant to the provisions of this Agreement, the Notes, or the other Loan Documents, owing to the Agent or the Lenders of any kind and description, now existing or hereafter arising, whether due or not due, absolute or contingent, liquidated or unliquidated, direct or indirect, express or implied, individually or jointly with others, howsoever evidenced or acquired (including, without limitation, any interest which accrues on any such amounts after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Borrower, whether or not allowed or allowable as a claim in any such proceeding) including the payment and performance of all Indebtedness, obligations and other liabilities of such Borrower and overdraft coverage and account funding obligations in connection with the Cash Management System, arising in connection with or pursuant to the provisions of this Agreement, the Notes or the other Loan Documents; PROVIDED, HOWEVER, the Obligations shall not include any Indebtedness, obligations or other liabilities arising under the Existing Agreements and related documents, the Bridge Loan Agreement and related documents, the Override Agreement and related documents, the Metra Letter of Credit and related documents, or the Metra Interim Credit Agreement and related documents.

                "Operating Lease" means, as to any Person, any lease of property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

                "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

                "Override Agreement" means that certain Override Agreement dated as of July 31, 1995, among the Borrowers, the Existing Lenders, and Mellon Bank, N.A., as Agent for the Existing Lenders restructuring the Existing Indebtedness, as the same may be amended, modified, supplemented and restated from time to time.

                "Parent" means, with respect to any Lender, any Person controlling such Lender directly or indirectly.

                "Participant" has the meaning set forth in SECTION 12.8(b).

                "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                "Permitted Liens" means, collectively, those certain Liens, in existence on the date hereof, described in SCHEDULE 8.2 and as permitted under
SECTION 8.2.

                "Person" means an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein.

                "Plan" means at any time an employee pension benefit plan (other than a Multi-employer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                "Prime Rate" means, for any day, a rate per annum equal to the higher of (i) the rate of interest publicly announced by Mellon Bank, N.A. from time to time as its Prime Rate for such day and (ii) the sum of the Federal Funds Rate for such day plus one half of one percent (.50%).

                "Professionals" means, collectively, all attorneys, accountants, paraprofessionals, appraisers, auditors, inspectors, engineers, title insurance companies, and environmental experts employed, retained, or internally used by each of the Steering Committee Lenders or the Agent in connection with the Borrowers' performance of their Obligations or in asserting any of the Agent's and Lenders' rights or remedies under this Agreement.

                "Pro Rata Share" means, with respect to each Lender, the percentage set forth opposite the name of such Lender on the Schedule of Lenders, as such Lender's pro rata share.

                "Real Property" means all of the right, title and interest of any Borrower in and to land, improvements and fixtures (to the extent interests therein arise under the real property law of the jurisdiction where located).

                "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                "Reportable Event" means any of the events set forth under
Section 4043(b) of ERISA or the PBGC regulations thereunder for which notice to the PBGC has not been waived by applicable law or administrative guidance.

                "Requirement of Law" means, as to any Person, collectively, (a) the partnership agreement, certificate of incorporation, bylaws or other organizational or governing documents of such Person; (b) any Federal, state or local law, treaty, ordinance, rule or regulation; and (c) any order, decree or determination of a court, arbitrator or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                "Restructuring" has the meaning assigned to it in RECITAL D.

                "Restructuring Documents" means this Agreement, the Notes, the Security Agreement, the Guaranty, the Collateral Agent Agreement, the Override Agreement, the Warrants, the Securities Purchase Agreement, the Intercreditor Agreements, the Metra Interim Credit Agreement, the Bridge Loan Agreement, the Security Agreement dated as of the date hereof between MKO and Morgan Guaranty Trust Company of New York, the Acknowledgement and Assumption Agreement by MKO dated as of the date hereof, and any other of those documents listed on the Schedule of Documents and therein specified to be executed and delivered, or caused to be executed and delivered, by the Borrowers, the Consolidated Subsidiaries or the Bonding Company, or any other Person in connection with the Restructuring.

                "Schedule for Notices" means the schedule annexed as SCHEDULE D hereto, listing the name, address and wiring instructions for each Lender.

                "Schedule of Documents" means the schedule annexed as SCHEDULE C hereto, listing those documents to be delivered in connection with the closing of the transactions contemplated by this Agreement and the other Restructuring Documents.

                "Schedule of Lenders" means the schedule annexed as SCHEDULE A hereto, listing the name of each Lender, such Lender's Commitment, and such Lender's Pro Rata Share.

                "Securities Purchase Agreement" means that certain Securities Purchase Agreement dated as of July 31, 1995 by and among MKD, the banks and other financial institutions named therein and Mellon Bank, N.A., as agent.

                "Security Agreement" means the Pledge and Security Agreement dated as of July 31, 1995, executed by MKO in favor of the Collateral Agent, on behalf of the Lenders and the Agent, granting a security interest in the personal property collateral described therein.

                "Security Documents" means the Security Agreement, the Guaranty, the Financing Statements and all documents, instruments and agreements now or hereafter executed or delivered pursuant thereto or in connection therewith.

                "Senior Permitted Liens" means any Permitted Lien that is senior to the Lien of the Collateral Agent on any Collateral.

                "Ship Mortgage" means the First Preferred Mortgage dated as of April 11, 1995, as subsequently amended, executed by MKO in favor of Mellon Bank, N.A. as "Mortgage Trustee" under and as defined in the Collateral Agent Agreement, with respect to the vessel "Betty L."

                "Single Employer Plan" means any Plan which is not a Multi-employer Plan.

                "Special Event of Default" means an Event of Default described in subsections (f), (g), (t), (u), or (x) of SECTION 9.1, an Event of Default arising from the Borrowers' failure to pay the Obligations upon the Termination Date, or an Event of Default arising from the Borrowers' failure to pay interest when due under Section 2.6(a); provided that the failure to pay interest shall not become a Special Event of Default unless such interest payment shall remain unpaid on the third Business Day after the Agent notifies the Bonding Company of the non-payment of interest.

                "Standard Event of Default" means any Event of Default that is not a Special Event of Default.

                "Steering Committee Lenders" means that certain group of Lenders acting as the Steering Committee, as such group is constituted on the Closing Date and may be reconstituted from time to time.

                "Subject Equipment" has the meaning set forth in SECTION 8.4.

                "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means any Subsidiary of MKD or MKO.

                "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by either Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, EXCLUDING (i) in the case of each Lender and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or in which its principal executive office is located and (ii) in the case of each Lender, any United States withholding tax imposed on such payments but only to the extent that such Lender is subject to United States withholding tax at the time such Lender first becomes a party to this Agreement.

                "T-Co" has the meaning assigned to it in RECITAL D.

                "T-Co Term Sheet" means the Term Sheet regarding the T-Co Transaction attached hereto as EXHIBIT D.

                "T-Co Transaction" has the meaning assigned to it in RECITAL D.

                "Termination Date" means the earlier of (i) September 1, 1995, or such earlier date as the Commitments are terminated or the Loans are accelerated pursuant to SECTION 9.2, or (ii) the closing date of the acquisition of the assets of the Transit Division by T-Co.

                "Transit Division" has the meaning assigned to it in RECITAL D.

                "Transit Division Intercreditor Agreement" means that certain Intercreditor and Subordination Agreement dated as of July 31, 1995, by and among Fidelity and Deposit Company of Maryland and Colonial American Casualty and Surety Company, Mellon Bank, N.A., as agent and collateral agent for itself and the other Bridge Loan Lenders, Mellon Bank, N.A., as agent and collateral agent for itself and the other Existing Lenders, Bank of America National Trust and Savings Association, as agent for itself and the other Metra Lenders, Morgan Guaranty Trust Company of New York and such other Persons that may be listed as signatories thereto.

                "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of
Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                "Uniform Commercial Code" means the Uniform Commercial Code as the same may, from to time, be in effect in the Commonwealth of Pennsylvania; PROVIDED, that in the event that, by reason of mandatory provisions of law, any or all of the attachment perfection or priority of, or remedies with respect to, Lenders' security interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the Commonwealth of Pennsylvania, the term "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of the Loan Documents relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

                "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

                "Warrants" means those certain warrants to purchase common stock of MKD issued pursuant to the Securities Purchase Agreement.

      1.2. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with Generally Accepted Accounting Principles.

      1.3. GENERAL CONSTRUCTION. As used in this Agreement, the masculine, feminine and neuter genders, and the plural and singular numbers shall be deemed to include the others in all cases where they would so apply. "Includes" and "including" are not limiting, and "or" is not exclusive.


                                  ARTICLE II

                        AMOUNT AND TERMS OF THE LOANS

      2.1.      THE LOANS.

                From time to time until the Business Day preceding the Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a loan (each a "Loan", and collectively, the "Loans"), to the Borrowers pursuant to this
SECTION 2.1 in amounts such that the aggregate principal amount of the Loans by such Lender outstanding at any one time does not exceed such Lender's Commitment. Each Borrowing under this SECTION 2.1 shall be in an aggregate amount of $500,000 or multiples thereof; PROVIDED, that the amount of any Borrowing which would cause the aggregate Loans to equal the maximum aggregate amount of Loans permitted under this Agreement need not equal an integral multiple of $500,000. Amounts borrowed hereunder and repaid or prepaid may be reborrowed. Notwithstanding the foregoing and any other provision of this Agreement, the maximum principal amount of all Loans outstanding at any one time shall not exceed Twenty Four Million Six Hundred Thousand Dollars ($24,600,000).

      2.2. NOTICE OF BORROWING. The Borrowers shall give notice to the Agent by telephone, at the telephone number listed in the Schedule for Notices, to Agent's account executive responsible for Borrowers' account, confirmed immediately in writing, or in writing (by facsimile at the address listed in the Schedule for Notices), substantially in the form of EXHIBIT B, or to such other telephone or facsimile number as Agent may designate, (a "Notice of Borrowing") no later than 12:00 Noon (Pittsburgh, Pennsylvania time) on the Business Day immediately preceding the requested Loan, specifying:

                (a)   The date of such Borrowing;

                (b)   The aggregate amount of such Borrowing; and

                (c) That the aggregate amount of such Borrowing, plus the aggregate outstanding principal amount of the outstanding Loans, do not exceed the aggregate amount of the Commitments and that all the conditions described in
Article V of this Agreement have been satisfied.

                The Borrowers shall deliver a Notice of Borrowing to the Agent on the Business Day prior to the Closing Date in an amount equal to or greater than the amount of Non-Metra Transit Expenditures spent or incurred by Borrowers from and after July 1, 1995.

      2.3.      NOTICE TO LENDERS; FUNDING OF LOANS.

                (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's Pro Rata Share of such Borrowing, and such Notice of Borrowing shall not thereafter be revocable by the Borrowers.

                (b) Not later than 1:00 p.m. (Pittsburgh, Pennsylvania time) on the date of each Borrowing, each Lender shall make available its Pro Rata Share of such Borrowing, in Federal or other funds immediately available in Pittsburgh,

Pennsylvania, to the Agent at its address referred to in the Schedule for Notices. Unless the Agent determines that any applicable condition specified in
ARTICLE V has not been satisfied, the Agent will make the funds so received from the Lenders available to the Borrowers at 3:00 p.m. (Pittsburgh, Pennsylvania time) at the Agent's aforesaid address.

                (c) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's Pro Rata Share of such Borrowing, the Agent may assume that such Lender has made such Pro Rata Share available to the Agent on the date of such Borrowing in accordance with subsection (b) of this SECTION 2.3 and the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Pro Rata Share available to the Agent, such Lender and the Borrowers severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent, at (i) in the case of the Borrowers, a rate per annum equal to the Prime Rate, and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

      2.4.      NOTES.

                (a) The Loans of each Lender to the Borrowers shall be evidenced by a single Note of the Borrowers payable to the order of such Lender in an original principal amount equal to such Lender's Commitment.

                (b) Upon receipt of each Lender's Note pursuant to SECTION 5.1(b), the Agent shall forward such Note to such Lender. Each Lender shall record the date, amount and maturity of each Loan made by it to the Borrowers and the date and amount of each payment of principal made by the Borrowers with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; PROVIDED, that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of either Borrower hereunder or under the Notes absent manifest error. Each Lender is hereby irrevocably authorized by each Borrower so to endorse its Note and to attach to and make a part of any Note a continuation of any such schedule as and when required.

      2.5. MATURITY OF LOANS. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

      2.6.      INTEREST RATES.

                (a) Except as provided in SECTION 2.6(b), each Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Prime Rate for such day. Interest shall be payable each calendar month on the last day of such month and on the Termination Date.

                (b) Any overdue principal of or interest on any Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate. In addition, from and after the occurrence of any Special Event of Default (including any Event of Default resulting from the filing of a bankruptcy case) and continuing until such Event of Default is cured or has been waived in writing by the Agent in accordance with the terms of this Agreement, interest shall accrue on the Obligations at the Default Rate and is payable on demand. Any interest, reasonable professional fees and expenses of the Agent, or other reasonable professional fees, expenses and charges of the Steering Committee Lenders due under SECTION 12.4, which are not paid as and when due, shall bear interest at the Default Rate. The interest rate increase shall take effect immediately upon the occurrence of a Special Event of Default, without prior notice to Borrowers.

      2.7.      OPTIONAL PREPAYMENTS.

                (a) Subject to the terms and conditions of the Intercreditor Agreements, the Borrowers may, upon at least one Business Day's notice to the Agent, prepay any Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be paid to the Agent on account of the Obligations for the benefit of the Lenders and applied to prepay each Lender's Loans in an amount equal to such Lender's Pro Rata Share of such prepayment.

                (b) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's Pro Rata Share of such prepayment and such notice shall not thereafter be revocable by the Borrowers.

      2.8. MANDATORY PREPAYMENT. If at any time the aggregate principal amount of the Loans of any Lender outstanding at any time exceeds the amount of such Lender's Commitment, the Borrowers shall immediately pay to the Agent, for the benefit of such Lender, the amount necessary to reduce the aggregate principal amount of such Loans to the amount of such Lender's Commitment.

    2.9. APPLICATION OF PAYMENTS. All payments (including prepayments), other than regularly scheduled interest payments, on the Loans or on any of the other Obligations (other than Obligations under the Cash Management System) shall be made to the Agent for application against the Borrowers' Obligations as follows (regardless of how each Lender may treat such payments for purposes of its own accounting): FIRST to then due and outstanding fees, expenses or other charges of the Agent, or the Steering Committee Lenders under this Agreement or any of the other Loan Documents to the extent payable by the Borrowers; SECOND to then due interest on the Loans accrued and unpaid prior to the date such funds are received by the Lenders; and THIRD to the principal balance of the Loans.

      2.10. GENERAL PROVISIONS AS TO PAYMENTS. The Borrowers shall make each payment of principal of, and interest on, the Loans and of fees and of all other Obligations (other than Obligations payable under the Cash Management System) hereunder, not later than 12:00 Noon (Pittsburgh, Pennsylvania time) on the date when due, in Federal or other funds immediately available in Pittsburgh, Pennsylvania, to the Agent at its address referred to in the Schedule for Notices. Subject to the provisions of SECTION 2.9, the Agent will promptly distribute to each Lender entitled to receive a portion of such payment its Pro Rata Share of each such payment received by the Agent for the account of the Lenders. The Borrowers agree to pay to the Agent, upon demand, the amount of any payment received by the Agent pursuant to the terms of the Cash Management System that is subsequently returned to any bank that has transferred funds to the Concentration Account in accordance with the Cash Management System, because such bank transferred funds in advance of final collection and such funds are not finally collected. If such payment has already been applied in accordance with SECTION 2.9 and is not paid by the Borrowers within one (1) Business Day after the Agent's demand therefor, then each Lender shall pay to the Agent the share of such returned payment received by it. Upon receipt by Agent of any such payment from the Borrowers, or from the Lenders in the event the Borrowers fail to make such payment after Agent's demand, Agent shall pay such funds to Bank of America Illinois, Bank of America National Trust and Savings Association or Key Bank of Idaho, as appropriate, in such bank's capacity as a Deposit Bank in order to pay the bank that transferred funds that were not finally collected and the Loans shall be reinstated to the extent the Agent makes such payment. Whenever any payment of principal of, or interest on, the Loans or of fees with respect to the Loans or of any other Obligations shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

      2.11. COMPUTATION OF INTEREST AND FEES. Interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

      2.12. CASH MANAGEMENT SYSTEM. Each Borrower will establish, on or prior to the Closing Date, and each Borrower will maintain until the Obligations have been paid in full and all Commitments have been terminated, the Cash Management System described in SCHEDULE E.


                                  ARTICLE III

                           CHANGE IN CIRCUMSTANCES

      3.1.      INCREASED COST.

                (a) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

                (b) Each Lender will promptly notify the Borrowers and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this SECTION 3.1.
A certificate of any Lender claiming compensation under this SECTION 3.1 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

      3.2.      TAXES.

                (a) Any and all payments by either Borrower to or for the account of any Lender or the Agent hereunder or under any Note or any other Loan Document shall be made without deduction for any Taxes or Other Taxes;
PROVIDED, that if either Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 3.2) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower shall furnish to the Agent, at its address referred to in the Schedule for Notices, the original or a certified copy of a receipt evidencing payment thereof.

                (b) The Borrowers agree to indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 3.2) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Lender or the Agent (as the case may be) makes demand therefor.

                (c) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrowers (but only so long as such Lender remains lawfully able to do so), shall provide the Borrowers with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Lender from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lender or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

                (d) For any period with respect to which a Lender has failed to provide the Borrowers with the appropriate form pursuant to SECTION 3.2(c) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Lender shall not be entitled to indemnification under

SECTION 3.2(b) or (c) with respect to Taxes imposed by the United States on payments by such Borrower; PROVIDED, that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, such Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                (e) If either Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 3.2, then such Lender will change the jurisdiction of its lending office to an office it maintains if, in the judgment of such Lender, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Lender.


                                  ARTICLE IV

                                  SECURITY

      4.1. THE BORROWERS' OBLIGATIONS. The Obligations of the Borrowers to pay all sums due to the Agent and the Lenders and to perform all other covenants and agreements under this Agreement, the Notes and the other Loan Documents to which the Borrowers are a party, shall be secured to the extent provided in the Security Documents.

      4.2. FURTHER ASSURANCES. The Borrowers shall, at their sole cost and expense, execute and deliver to the Agent or the Collateral Agent for the benefit of the Lenders all such further documents, instruments and agreements and agree to perform all such other acts which may be required in the opinion of the Agent to enable the Collateral Agent, the Agent and the Lenders to exercise and enforce their respective rights as the secured parties or beneficiaries under the Security Documents. To the extent permitted by applicable law, the Borrowers hereby authorize the Collateral Agent or the Agent on behalf of the Lenders to file Financing Statements and continuation statements with respect to the security interests granted under the Security Documents in favor of the Collateral Agent for the benefit of the Agent and the Lenders and to execute such Financing Statements and continuation statements on behalf of the Borrowers.


                                   ARTICLE V

                            CONDITIONS PRECEDENT

      5.1. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective only upon the satisfaction by the Borrowers of the following conditions precedent, unless each Lender shall otherwise agree:

                (a) RESTRUCTURING DOCUMENTS. The Agent shall have received counterpart originals of this Agreement, the other Restructuring Documents and all the other certificates, schedules, and other items as specified in the Schedule of Documents attached hereto as SCHEDULE C, each duly and validly executed and acknowledged, where appropriate, by or on behalf of all the parties hereto or thereto (as the case may be).

                (b) THE NOTES. The Agent shall have received, for the benefit of each Lender, a Note conforming to the requirements of SECTION 2.4 duly and validly executed on behalf of the Borrowers.

                (c) THE LETTER OF CREDIT. The Agent shall have received the Letter of Credit issued on behalf of the Bonding Company in its favor for the benefit of the Lenders.

                (d) LEGAL OPINION OF THE BORROWERS' COUNSEL. The Agent shall have received, with an executed counterpart for each Lender, the legal opinion of Jones, Day, Reavis & Pogue and of Hawley Troxell Ennis & Hawley, counsel to the Borrowers, and such other counsel approved by the Agent, dated the Closing Date, and addressed to the Agent, for the benefit of the Lenders, in form and substance satisfactory to the Agent.

                (e) PERFECTION AND PRIORITY OF PERSONAL PROPERTY SECURITY INTERESTS. The Agent shall have received evidence that the Financing
Statements have been filed as of the Closing Date with the corporate filing officers in the appropriate locations and that the security interests capable of being perfected by the filing of a Financing Statement on all of the personal property Collateral are duly perfected and subject to no prior Liens other than Permitted Liens. The Agent shall have received evidence of Lien searches, through a date satisfactory to the Agent, showing no Liens affecting the property covered by the Security Documents other than those granted in favor of the Agent for the benefit of the Lenders in connection herewith or Permitted Liens.

                (f) CONSENTS. The Agent shall have received evidence reasonably satisfactory to it in its sole discretion that the Borrowers and the Guarantor have obtained all requisite consents and approvals required to be obtained from any Governmental Authority, Person or entity whatsoever, to permit the transactions contemplated by the Restructuring Documents to be consummated in accordance with their respective terms and conditions.

              (g) DISBURSEMENT AUTHORIZATION. The Agent shall have received the Notice of Borrowing to be received prior to the Closing Date as set forth in SECTION 2.2.

                (h) PAYMENT OF FEES AND EXPENSES. The Borrowers shall have paid all fees and expenses of the Steering Committee

Lenders and their Professionals set forth in that certain side letter dated July 31, 1995.

                (i) PENDING AND THREATENED LITIGATION. The Agent shall have received SCHEDULE 6.5 and shall have reviewed all such pending and threatened litigation against the Borrowers and their Subsidiaries, and such disclosures shall reveal no conditions unacceptable to the Agent in its sole discretion.

                (j) THE RESTRUCTURING. The Restructuring shall have been consummated with all conditions to the effectiveness having been satisfied, subject only to the execution of this Agreement and the other Loan Documents.

                (k) OTHER MATTERS. The Agent shall have received all other documents, instruments, agreements, opinions, certificates, insurance policies, consents and evidences of other legal matters, in form and substance satisfactory to the Agent and its counsel, as the Agent reasonably may request.

      5.2. CONDITIONS PRECEDENT TO ALL LOANS. The obligation of each of the Lenders to make any Loans on any date is subject to the satisfaction by the Borrowers, or the waiver by the Agent and the Majority Lenders, of the conditions set forth below. Each Borrowing by the Borrowers shall constitute a representation and warranty by the Borrowers to the Agent and each such Lender, as of each such borrowing, that the conditions in this SECTION 5.2 have been satisfied.

                (a) BORROWINGS. Receipt by the Agent of a Notice of Borrowing as required by SECTION 2.2. Immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments.

                (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Borrowers and each of them set forth in this Agreement, the Notes or the other Restructuring Documents, or in any certificate or opinion by or on behalf of the Borrowers in connection herewith, shall be correct on and as of the date of any requested Loan as if made on and as of such date; PROVIDED, HOWEVER, the Borrowers may, from time to time, amend SCHEDULE 6.18 (Subsidiaries) by providing the Agent with amendments thereto.

                (c) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing on the date of such requested Loan or after giving effect to the Loans to be made on such date.

                (d) NO VIOLATIONS. No Requirement of Law shall prohibit, and no order, judgment or decree of any Governmental Authority shall, and no litigation shall be pending which enjoins, prohibits or restrains any Lender from making a requested Loan.

                (e) CERTIFICATE OF CHIEF FINANCIAL OFFICER REGARDING THE BUDGET. Receipt by the Agent of a certificate of the Vice President of Financial Administration for the Transit Division (i) certifying the Borrowers' compliance with the Budget for the period prior to the Borrowing and (ii) setting forth projected uses for requested Loans.

                (f) OFFICER'S CERTIFICATE. The Agent shall have received a certificate of the chief executive officer and the chief financial officer of each Borrower dated the date of such requested Loan, that to the best of each officers' knowledge (i) each of the representations and warranties contained in
ARTICLE VI and in any other Loan Document is true and correct on and as of the date of such requested Loan, with the same force and effect as if made on and as of such date except to the extent such representation or warranty was made solely as of an earlier date; (ii) all obligations, covenants, agreements and conditions contained in this Agreement and the Restructuring Documents to be performed or satisfied by each Borrower on or prior to the date of such requested Loan have been performed or satisfied in all respects or duly waived by the Majority Lenders or All Lenders as the case may be; (iii) as of the date of such requested Loan and since June 26, 1995, no Material Adverse Effect has occurred (except as disclosed on SCHEDULE 6.17 hereto); (iv) no Default or Event of Default has occurred, or would result from the making of such requested Loan; (v) the documents delivered to the Agent by each Borrower are true and correct as of the date of such requested Loan; and (vi) no Liens have arisen or been granted with respect to the Collateral other than Permitted Liens.


                                  ARTICLE VI

                       REPRESENTATIONS AND WARRANTIES

                In order to induce the Agent and the Lenders to enter into this Agreement, and to make the Loans and other financial accommodations provided for herein, the Borrowers hereby make the following representations and warranties to the Agent and to each Lender:

      6.1. ORGANIZATION AND QUALIFICATION. Each of the Borrowers is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing in each jurisdiction wherein the conduct of its business or the ownership of its properties requires such qualification, except for those jurisdictions in which the failure to be qualified and in good standing would not have or result in a Material Adverse Effect or would not materially adversely affect the ability of the Collateral Agent to collect any material account receivable.

      6.2. CORPORATE POWER AND AUTHORIZATION; BINDING EFFECT. Each of the Borrowers has the corporate power and has taken all corporate action necessary to authorize it to execute, deliver, and perform this Agreement and each of the other Restructuring Documents executed by it and to grant the security interests and liens granted or created thereunder. This Agreement constitutes, and when executed the other Restructuring Documents will constitute, legal and valid obligations of each Borrower binding upon it and enforceable in accordance with their respective terms, except as the enforceability of each such Restructuring Document may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors and except as the availability of equitable remedies are subject to the application of equitable principles.

      6.3. NO CONFLICT. The execution, delivery and performance of this Agreement, the Notes, the other Restructuring Documents and the secured financing transactions contemplated hereby, the use of proceeds thereof, and the performance by the Borrowers (a) do not conflict with or violate any provision of the Articles of Incorporation or Certificate of Incorporation, as the case may be, or By-Laws of any Borrower, any material Requirement of Law or any Contractual Obligation of any Borrower, (b) do not conflict with, constitute a default or require any consent under any Contractual Obligation of any Borrower, and (c) do not result in the creation of any Lien other than a Permitted Lien upon any property or assets of any Borrower.

      6.4. NO CONSENTS. All necessary consents, approvals and authorizations of, filings with, and acts by or with respect to all Governmental Authorities and other Persons required to be obtained, made or taken by the Borrowers in connection with the secured financing transactions contemplated hereby or with the execution, delivery, performance, validity or enforceability of this Agreement or the other Restructuring Documents, have been obtained, made or taken, and remain in effect. All applicable waiting periods have expired without any Governmental Authority or other Person taking any action which restricts, prevents or imposes materially adverse conditions upon the consummation of the secured financing transactions contemplated hereby.

      6.5.      ABSENCE OF LITIGATION.  Except as otherwise set forth in
SCHEDULE 6.5, there are no actions, suits, proceedings or other litigation (including proceedings by or before any arbitrator or Governmental Authority) pending, or, to the Borrowers' knowledge, threatened, against or affecting the Borrowers or any of their Consolidated Subsidiaries or, to the knowledge of the Borrowers, any basis therefor, (a) which challenge the validity or propriety of the secured financing transactions contemplated hereby, (b) which could reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect, or (c) which could materially affect the ability of the Borrowers to perform their obligations under this Agreement or the other Restructuring Documents.

      6.6. NO DEFAULT UNDER THE RESTRUCTURING DOCUMENTS. No Default or Event of Default has occurred and is continuing.

      6.7. CORRECTNESS OF SCHEDULES. The Certification of Schedules listed as ITEM NO. 4.24 of the Schedule of Documents and delivered to the Agent in connection herewith is complete and correct in all material respects.

      6.8. CORRECTNESS OF FINANCIAL INFORMATION. The financial statements described in ITEM NO. 2.00 of the Schedule of Documents and delivered to the Agent in connection herewith are true and correct and (a) present fairly, in all material respects, the Consolidated financial condition of the Borrowers and their Consolidated Subsidiaries as of the date thereof, (b) disclose all material liabilities of the Borrowers and their Consolidated Subsidiaries, whether liquidated or unliquidated, fixed or contingent, that are required to be disclosed under Generally Accepted Accounting Principles as of the date thereof, and (c) have been prepared in accordance with Generally Accepted Accounting Principles, consistently applied. Each of the Budget and the projections described in ITEM NOS. 1.41 AND 2.4 of the Schedule of Documents and delivered to Agent in connection herewith are based upon reasonable estimates and assumptions, and reflect the reasonable estimates of the Borrowers and their Consolidated Subsidiaries of the results of operations and other information projected therein.

      6.9. SECURITY DOCUMENTS. The Security Documents to which the Borrowers are a party create in favor of the Collateral Agent for the benefit of the Lenders to secure the Obligations valid, and, upon the proper filing by the Collateral Agent of Financing Statements at appropriate offices, a first priority, perfected security interests in the property and assets described in the Security Documents capable of being perfected by the filing of a Financing Statement, subject only to Permitted Liens.

      6.10. TAXES. The Borrowers have filed all tax returns which were required to be filed in any jurisdiction, and paid all taxes shown thereon to be due or otherwise due upon the Borrowers or any of their properties, income or franchises, including interest, assessments, fees and penalties (other than any immaterial amounts, which the Borrowers shall pay or make provision to pay), or have provided adequate reserves for the payment thereof. To the best knowledge of the Borrowers, no claims are threatened, pending or being asserted with respect to, or in connection with any return referred to in this SECTION 6.10, which could reasonably be expected to have or result in a Material Adverse Effect, or could reasonably be expected to affect the Borrowers' ability to perform their Obligations under this Agreement and the other Restructuring Documents.

      6.11. NO BURDENSOME RESTRICTIONS. No Material Contract and no material Requirement of Law relating to or otherwise affecting the Borrowers will result in a Material Adverse Effect.

      6.12. JUDGMENTS. There are no outstanding or unpaid judgments against the Borrowers in excess of (a) $100,000 individually, or (b) $2,000,000 in the aggregate, except as expressly set forth in SCHEDULE 6.12.

      6.13. COMPLIANCE WITH LAWS. The Borrowers are not and will not be in violation of, or not in compliance with, any Requirement of Law binding upon the Borrowers or their properties and assets, including any building, zoning, occupational safety and health ordinances or regulations relating to their structure or equipment, or the operation thereof or of its respective business, or any applicable fair employment, equal opportunity or similar law, ordinance or regulation, the noncompliance with which could reasonably be expected to have or result in a Material Adverse Effect, and are not a party to any agreement or instrument, or subject to any judgment, order, writ, rule, regulation, code or ordinance which could reasonably be expected to have or result in a Material Adverse Effect.

      6.14. COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multi-employer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or
(iii) except as set forth on SCHEDULE 6.14, incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

      6.15. GOVERNMENTAL AUTHORIZATIONS; PERMITS, LICENSES AND ACCREDITATIONS; OTHER RIGHTS. The Borrowers have all licenses, permits, approvals, qualifications, consents, certificates of needs and accreditations (where such are required) and other authorizations necessary for the lawful conduct of their respective businesses or operations wherever now conducted and as planned to be conducted, pursuant to all applicable statutes, laws, ordinances, rules and regulations of all Governmental Authorities having, asserting or claiming jurisdiction over the Borrowers, except where such failure could not have or result in a Material Adverse Effect. Copies of all such licenses, permits, approvals, qualifications, consents and other authorizations shall be provided to the Agent upon request. The Borrowers are not in default under any of such licenses, permits, approvals, consents, qualifications or authorizations and no event has occurred, and no condition exists, which, with the giving of notice, the passage of time, or both, would constitute a default thereunder or would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization or accreditation, except where such failure could not have or result in a Material Adverse Effect. The continuation, validity and effectiveness of all material licenses, permits, approvals, consents, qualifications and authorizations will not be adversely affected by the transactions contemplated by this Agreement. The Borrowers know of no reason why they will not be able to maintain all licenses, permits, approvals, consents, qualifications, accreditations and other authorizations necessary or appropriate to own and operate their respective current businesses and to obtain such licenses, permits, approvals, consents, qualifications and other authorizations necessary to own and operate their respective current businesses, and otherwise conduct the business of the Borrowers and their Consolidated Subsidiaries as now conducted and presently proposed to be conducted.

      6.16. ENVIRONMENTAL MATTERS. In the ordinary course of their business, the Borrowers conduct an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrowers and their Consolidated Subsidiaries, in the course of which they identify and evaluate associated liabilities and costs (including any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Materials, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrowers have reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have or result in a Material Adverse Effect.

      6.17. NO MATERIAL ADVERSE EFFECT. Since June 26, 1995, there has been no Material Adverse Effect, other than as disclosed in SCHEDULE 6.17.

      6.18. CONSOLIDATED SUBSIDIARIES; SUBSIDIARIES. Each of the Borrowers' Consolidated Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all legal powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Set forth on SCHEDULE 6.18 is a complete and correct list of each of the Borrower's Subsidiaries.

      6.19. MARGIN SECURITIES. Neither Borrower is engaged principally in, nor has as one of its most important activities, the business of extending credit for the purpose of purchasing or carrying "margin stock" as that term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System, as now in effect. No part of the Indebtedness evidenced by the Notes, or Indebtedness otherwise created in connection with this Agreement or the other Restructuring Documents, shall be used, directly or indirectly, for the purpose of purchasing any such margin stock. If requested by the Agent, the Borrowers shall furnish or cause to be furnished to the Agent a statement, in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, to the foregoing effect.

      6.20. INVESTMENT COMPANY ACT. Neither of the Borrowers is an "investment company" nor a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as now in effect.

      6.21. BUSINESS LOCATIONS AND TRADE NAMES. Set forth on SCHEDULE 6.21A is a complete and correct list of each location where each of the Borrowers maintains its chief executive office, its principal place of business, an office, a place of business or any material financial records. Set forth on
SCHEDULE 6.21B is a complete and correct list of each name under or by which each Borrower conducts its business, or by which each Borrower (or its predecessors in interest) has conducted its business during the past five years.

      6.22. TITLE TO REAL PROPERTY AND OTHER ASSETS. The Borrowers have good and marketable title (or good and marketable leasehold interests with respect to leased property) to all their Real Property and all personal property assets and fixtures subject to no Liens other than Permitted Liens.

      6.23. LABOR MATTERS. There are no controversies pending between the Borrowers or their Subsidiaries and their employees which may constitute or result in a Material Adverse Effect.

      6.24. NO MISSTATEMENTS. Neither this Agreement, the Notes, the other Restructuring Documents, nor any document, instrument and other agreement, certificate, statement or other information referred to herein or expressly furnished to the Agent or to any of the Lenders pursuant hereto or thereto, contains any misstatement of a material fact or omits to state any material fact or any fact necessary to make the statements contained herein or therein not misleading on the date furnished or on the Closing Date, except as otherwise subsequently disclosed to the Agent and all Lenders in writing on or prior to the Closing Date.

      6.25.     RESTRUCTURING.  The Restructuring has occurred.

      6.26. CASH MANAGEMENT SYSTEM. Each Borrower acknowledges that the Cash Management System is part of this Agreement and each of the representations and warranties made by each Borrower in the Cash Management System constitute representations and warranties of this Agreement.


                                  ARTICLE VII

                            AFFIRMATIVE COVENANTS

                So long as any Loans or other amounts due hereunder are unpaid or outstanding, any Obligations are unperformed or any of the Commitments are in effect, the Borrowers, and, without duplication, each of them, shall, unless the Majority Lenders shall otherwise agree:

      7.1. FINANCIAL STATEMENTS; ADDITIONAL REPORTING REQUIREMENTS. Furnish to the Agent:

                (a) Not later than ten (10) Business Days prior to the start of each calendar quarter, a projected consolidating income statement for such quarter and a weekly consolidating cash flow statement for such quarter in the form of the Budget, certified by the Vice President of Financial Administration for the Transit Division as containing appropriate assumptions to the best of his knowledge;

                (b) Not later than three (3) Business Days after each calendar week, an unaudited consolidating cash flow statement in the form of the Budget for such week setting forth a comparison to the Budget for such calendar week, certified by the Vice President of Financial Administration for the Transit Division as complete and correct to the best of his knowledge;

                (c) Not later than the twenty-fifth (25th) day after each calendar month, an unaudited consolidating income statement, balance sheet and cash flow statement (including MK Rail Corporation on an equity basis using the most current monthly information available), in each case for such month, and setting forth a comparison to the projections for such calendar month and the actual results for such calendar month in the previous fiscal year, certified by the chief financial officer as complete and correct, subject to normal accounting adjustments and without footnotes;

                (d) As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of MKD, a Consolidated balance sheet of MKD and its Consolidated Subsidiaries as of the end of such quarter and the related Consolidated statements of income and cash flows for such quarter and for the portion of MKD's fiscal year ended at the end of such quarter, setting forth in the case of such income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of MKD's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, Generally Accepted Accounting Principles and consistency by the chief financial officer, controller or treasurer of MKD;

                (e) As soon as available and in any event by April 15, 1996, a Consolidated balance sheet of MKD and its Consolidated Subsidiaries as of the end of such fiscal year and the related Consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by independent public accountants of nationally recognized standing, together with an unaudited annual report prepared on a consolidating basis in conformity with Generally Accepted Accounting Principles;

                (f) Promptly upon the mailing thereof to the shareholders of MKD generally, copies of all financial statements, reports and proxy statements so mailed;

                (g) Promptly upon the filing thereof, copies of all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which MKD shall have filed with the Securities and Exchange Commission;

                (h) Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities or any Indebtedness of the Borrowers pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Agent pursuant to any other clause of this SECTION 7.1;

                (i) On a weekly basis a statement listing the outstanding receivable and payable accounts relating to the Transit Division between the Borrowers, and Affiliates of the Borrowers;

                (j) On a monthly basis, within twenty five (25) days of the close of the prior calendar month, a report outlining work status for jobs involving the Transit Division valued in excess of $10,000,000, certified by the chief financial officer as complete and correct;

                (k) On a monthly basis, within twenty five (25) days of the close of the prior calendar month, a report outlining the status of the Transit Division's backlog, certified by the chief financial officer as complete and correct in the form attached hereto as SCHEDULE 7.1(k);

                (l) As required under the Multiparty Agreement, reports required to be delivered to the Bonding Company under the Multiparty Agreement.

                (m) On a daily basis, each Borrower's daily cash balances and outstanding loan balances;

                (n) On a weekly basis, the management operation reports prepared for the Transit Division;

                (o) No later than August 15, 1995, a draft of an operating plan detailing projected operations through December 31, 1997 for each of the Borrowers' operating divisions and Subsidiaries in a form acceptable to the Majority Lenders with the final operating plan to be delivered by August 31, 1995; and

                (p) From time to time such additional information regarding the financial position, business, properties or operations of MKD, MKO and any of their Consolidated Subsidiaries as the Agent, at the request of any Lender, may reasonably request.

      7.2. PROVISION OF NOTICES. Give notice to the Agent of the occurrence of any of the following events not later than three (3) Business Days after the Borrowers know of such event:

                (a)   DEFAULT.  Any Default or Event of Default.

                (b) OTHER DEFAULT OR LITIGATION. (i) Any default or event of default under any Contractual Obligation of any Borrower of greater than $1,000,000 or which could otherwise have or result in a Material Adverse Effect;
(ii) any litigation, investigation or proceeding which may exist at any time between the Borrowers and any Governmental Authority; or (iii) any other litigation, which, as relates to (i) or (ii) above, if adversely determined, could (y) if the remedies prayed for do not include damages, have or result in a Material Adverse Effect, and (z) if the remedies prayed for include damages, would result in a liability equal to or in excess of $5,000,000 if the claim is fully covered by insurance, and in excess of $1,000,000 if the claim is not covered by insurance.

                (c) REPORTABLE EVENTS. Except as provided on SCHEDULE 7.2(c)A, any Reportable Event with respect to any Single Employer Plan maintained by the Borrowers or (b) the institution of proceedings or except as provided on SCHEDULE 7.2(c)B the taking or expected taking of any other action by the PBGC, any Borrower or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Single Employer Plan maintained by any Borrower and with respect to a Multi-employer Plan, the reorganizational insolvency of the Plan. In addition to such notice, the Borrowers shall as soon as practicable deliver to the Agent and each Lender whichever of the following may be applicable: (i) a certificate of the chief executive officer and the chief financial officer of each Borrower setting forth details as to such Reportable Event and the action, if any, that it or the Commonly Controlled Entity proposes to take with respect thereto, together with the copy of any notice of such Reportable Event that is required to be filed with PBGC, or (ii) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be.

                (d) ENVIRONMENTAL MATTERS. (i) Any event which makes any of the representations set forth in SECTION 6.16 inaccurate in any respect or
(ii) the receipt by any Borrower of any notice, order, directive or other written communication from a Governmental Authority alleging violations of or noncompliance with any Environmental Laws.

                (e) MATERIAL CONTRACTS; MATERIAL OBLIGATIONS. (i) Any proposed material amendment, change or modification to, or waiver of any material provision of, or any termination of, any Material Contract, other than amendments, changes, modifications, waivers or terminations in the ordinary course of business as presently conducted, and (ii) any new Material Contract which has not been previously disclosed to the Lender in financial reports or otherwise in writing.

                (f) CASUALTY LOSSES. Any casualty loss or losses, not covered by insurance, in excess of $1,000,000.

                (g) NOTICES RE: BONDING ISSUES. The receipt by any of the Borrowers of any notice or other communication from the Bonding Company regarding material changes in the Bonding Company's issuance of payment or performance bonds in connection with the projects to be performed by the Borrowers or their Consolidated Subsidiaries.

                (h) NOTICES OF VIOLATION. The receipt by any Borrower of any notice, order, directive or other written communication from a Governmental Authority commencing an investigation or inquiry by any Governmental Authority or alleging violations of or noncompliance with any Requirement of Law which could reasonably be expected to have or result in a Material Adverse Effect.

                (i) CHANGES TO SCHEDULES. Any changes to the information on SCHEDULES 6.21A AND 6.21B.

      7.3. FILING OF RETURNS; PAYMENT OF TAXES. File all tax returns when due and pay or cause to be paid before the same shall become delinquent and before penalties have accrued thereon, all taxes, assessments and governmental charges or levies imposed on the income, profits, franchises, property or business of the Borrowers except to the extent and so long as (a) the same are being contested in good faith by appropriate proceedings, and (b) as to which adequate reserves in conformity with Generally Accepted Accounting Principles with respect thereto have been provided on the books of the Borrowers.

      7.4. MAINTENANCE OF EXISTENCE. Maintain and preserve, and, will cause each Consolidated Subsidiary to maintain and preserve, its respective existence as a corporation or other form of business organization, as the case may be, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time.

      7.5. COMPLIANCE WITH LAWS. Comply, and cause each Consolidated Subsidiary to comply, with all Requirements of Law in all material respects except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

      7.6. MAINTENANCE OF PROPERTIES. Maintain, preserve and keep all of its buildings, tangible properties, equipment and other property and assets, whether owned or leased, used and necessary in its business, in good repair, working order and condition, and from time to time to make all necessary and proper repairs and replacements so that at all times the utility, efficiency or value thereof shall not be impaired in any material respect.

      7.7. INSURANCE. Maintain (a) insurance (in addition to any insurance required under the Security Documents) on all insurable property and assets owned or leased by the Borrowers in connection with the Transit Division in the manner, to the extent and against at least such risks (in any event, including liability and casualty, including hazard, fire and business interruption coverage) usually done by owners of similar businesses and properties in similar geographic areas, and adequate workers' compensation insurance and (b) appropriate self-insurance reserve funds covering those risks for which the Borrowers presently self-insure, which self-insurance reserves shall be funded to the extent from time to time required by the insurer for the Borrowers (which insurer shall be acceptable to the Agent) or another excess insurance carrier for the Borrowers acceptable to the Agent. All such insurance shall be in such amounts and form and with such insurance companies as are reasonably satisfactory to the Agent. The Borrowers shall furnish the following to the Agent: (x) annually or at any time upon written request, full information as to such insurance carried, including the amounts of all self-insurance reserve funds; and (y) at least annually and on such other times as reasonably requested by the Agent, certificates of insurance from such insurance companies and certified copies of such insurance policies. All policies of insurance shall provide for not less than 30 days prior written cancellation notice to the Agent.

      7.8. BOOKS AND RECORDS. Keep and maintain full and accurate books of record and accounts of its operations, dealings and transactions in relation to its business and activities, in conformity with Generally Accepted Accounting Principles and all Requirements of Law.

      7.9. HAZARDOUS MATERIALS. Except in compliance with all applicable Environmental Laws, the Borrowers shall not and shall use its reasonable best efforts not to cause or permit any other Person or entity to, cause or permit the presence, use, generation, manufacture, installation, release, discharge, storage or disposal of any Hazardous Materials on, under, in or about any Real Property owned by the Borrowers or any Subsidiary or any Real Property leased, subleased, occupied or used by the Borrowers or any Subsidiary, or the transportation of any Hazardous Materials to or from any such real property unless such use or transportation is on a temporary basis incidental to the conduct of its business in the ordinary course and is performed in a manner that does not cause a material violation of any applicable Environmental Law. In the event of any breach or violation of the foregoing, or in the event of any other release or threatened release of Hazardous Materials on, under, in or about any real property owned by the Borrowers or any real property leased, subleased, occupied or used by the Borrowers, the Borrowers shall promptly commence and diligently complete a clean-up or other remediation of any such environmental contamination to the extent required by applicable Environmental Law using a duly qualified, licensed and insured contractor. In the event of any release or threatened release of Hazardous Material on, under, in or about any real property owned by any Subsidiary or any real property leased, subleased, occupied or used by any Subsidiary, the Borrowers shall cause such Subsidiary to promptly commence and diligently complete a clean-up or other remediation of any such environmental contamination to the extent required by applicable Environmental Law using a duly qualified, licensed and insured contractor.

      7.10. FURTHER ASSURANCES. Perform, make, execute and deliver all such additional and further acts, things, deeds, occurrences and instruments as the Agent or the Majority Lenders may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and ensure the Agent and the Lenders of their respective rights under this Agreement, the Notes and the other Restructuring Documents.

      7.11. INSPECTION OF PROPERTY, BOOKS AND RECORDS. Keep, and will cause each Consolidated Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with Generally Accepted Accounting Principles shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Consolidated Subsidiary to permit, representatives and Professionals of the Agent or any Steering Committee Lender, including Ernst & Young (at the Borrowers' expense), to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such times and as often as may be desired.

      7.12. USE OF PROCEEDS. The proceeds of the Loans made under this Agreement will be used by the Borrowers for financing of Non-Metra Transit Expenditures only in accordance with the Budget, and for no other purpose. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

      7.13. STANDSTILL AGREEMENTS. Use their best efforts to obtain by August 15, 1995, standstill agreements through the Termination Date from all banks or other financial institutions that are not party to the Override Agreement and to which either Borrower has provided a guaranty of Indebtedness of any Subsidiary.

      7.14. CASH MANAGEMENT SYSTEM. Comply with each of the covenants contained in the Cash Management System.


                                 ARTICLE VIII

                             NEGATIVE COVENANTS

                So long as any Loans or other amounts due hereunder are unpaid or outstanding, any Obligations are unperformed or any of the Commitments are in effect, the Borrowers shall not, unless the Majority Lenders shall otherwise agree:

      8.1. INDEBTEDNESS. Create, incur, assume or suffer to exist, any Indebtedness, EXCEPT:

                (a) Indebtedness of the Borrowers in connection with this Agreement;

                (b) Indebtedness existing, or relating to commitments existing, on the Closing Date, all as set forth on SCHEDULE 8.1 and any extensions, refundings or renewals thereof on terms satisfactory to the Majority Lenders; PROVIDED, HOWEVER, that the principal amount thereof or the interest rate thereon shall not be increased, nor shall the amortization schedule thereof be shortened;

                (c) Indebtedness with respect to financed insurance premiums which is not past due;

                (d) Indebtedness for performance or payment bonds incurred in the ordinary course of the Borrowers' or any Consolidated Subsidiary's business;

                (e) Purchase money Indebtedness with respect to Capital Expenditures obtained from financing sources other than the Lenders ("Additional Capital Expenditure Indebtedness"); PROVIDED, that (i) no Default or Event of Default has occurred and is continuing at the time the Additional Capital Expenditure Indebtedness is to be incurred, (ii) the amount of such Additional Capital Expenditure Indebtedness outstanding at any time shall in no event exceed $1,000,000, and (iii) each of the Borrowers shall have delivered notice to the Agent of its intention to incur any Additional Capital Expenditure Indebtedness; or

                (f) Indebtedness of McConnell Dowell Corporation Limited that is not guaranteed by the Borrowers.

                (g) Indebtedness of MKO pursuant to a guaranty of the Corporate Card Account Agreement between American Express Travel Services, Company, Inc. and MKO's wholly-owned Subsidiary, Rocky Mountain Remediation Services Limited Liability, Inc.

      8.2. NEGATIVE PLEDGE. Create, assume or suffer to exist, or permit any Lien on any collateral on which Bonding Company has been granted a security interest, whether now owned or hereafter acquired by them, except:

                (a) Liens of the Restructuring Documents and the Liens of the Bonding Company described in the Intercreditor Agreements;

                (b) Liens existing on the date of this Agreement securing Indebtedness outstanding on the date of this Agreement which are listed on
SCHEDULE 8.2 hereto;

                (c) Any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; PROVIDED, that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

                (d) Any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section; PROVIDED, that such Indebtedness is not increased and is not secured by any additional assets;

                (e) Liens for taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any material asset and the Borrowers shall maintain in accordance with Generally Accepted Accounting Principles appropriate reserves therefor;

                (f) Materialmen's, mechanic's, workmen's repairmen's or other like Liens arising in the ordinary course of business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any material asset;

                (g) Liens which are bonded in a manner reasonably satisfactory to the Majority Lenders; and

                (h) Liens permitted by the Ship Mortgage on the vessel thereby encumbered.

      8.3. PROHIBITION OF FUNDAMENTAL CHANGES. Directly or indirectly, (whether in one transaction or a series of transactions), (a) enter into any transaction of merger, consolidation or amalgamation; (b) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, transfer or otherwise dispose of all or a substantial part of its respective business or assets; (d) acquire by purchase or otherwise all or substantially all the business or assets, or stock or other evidence of beneficial ownership, of any Person; (e) make any material change, which could have an adverse effect on the Borrowers' ability to perform their Obligations hereunder, in their present method of conducting business; or (f) enter into any agreement or transaction where they are bound to do or permit any of the foregoing.

      8.4.      PROHIBITION ON SALE OF ASSETS.

                Sell, transfer, convey, lease or otherwise dispose of, all or any of the assets of the Borrowers constituting assets of MKO's Transit Division except (i) sales of inventory in the ordinary course of business; (ii) sales of equipment not exceeding $50,000 for which no consent shall be required; (iii) sales of equipment greater than $50,000 but less than $600,000 which sales shall require the consent of the Administrative Agent; (iv) sales of equipment greater than $600,000 in the aggregate but less than $1,500,000 in the aggregate which sales shall require the consent of the Majority Lenders; and (v) sales of equipment in excess of $1,500,000 in the aggregate which sales shall require the consent of All Lenders; PROVIDED, HOWEVER, to the extent that any such equipment constitutes equipment that is subject to the Equipment Asset Pool Intercreditor Agreement and secures new bonds issued by the Bonding Company (the "Subject Equipment"), the Borrower shall be permitted to sell, transfer, convey, lease or otherwise dispose of any and all Subject Equipment without the consent of the Lenders or the Agents and the Borrowers shall be permitted to retain the Net Cash Proceeds of such Subject Equipment so long as (x) such Net Cash Proceeds are used to cash-collateralize new bonds obtained from the Bonding Company, and (y) such Net Cash Proceeds are used as the first money to be expended to replace any such Subject Equipment.

      8.5.      INTENTIONALLY OMITTED.

      8.6.      COMPLIANCE WITH ERISA.

                (a) Terminate any Single Employer Plan maintained by any Borrower or a Commonly Controlled Entity so as to result in any material liability to PBGC.

                (b) Engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Single Employer Plan maintained by any Borrower or a Commonly Controlled Entity which would result in a material liability for an excise tax or civil penalty in connection therewith.

                (c) Incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Single Employer Plan maintained by any Borrower or a Commonly Controlled Entity.

                (d) Allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to PBGC by reason of the termination of any Plan.

      8.7. RESTRICTED PAYMENTS. (a) Declare, pay or make (i) any dividends or other distributions with respect to their capital stock or rights to acquire capital stock or any payment on account of such capital stock or rights to acquire capital stock, or (ii) any prepayment of principal or prepayment of interest on account of any of their Indebtedness; (b) set apart assets for a sinking or any analogous fund for the purchase, redemption, or retirement or other acquisition of, any shares of their capital stock or rights to acquire capital stock or any of their Indebtedness; or (c) purchase, defease, acquire or redeem any of their Indebtedness; PROVIDED, that the Borrowers may make required or permitted payments or prepayments on the Loans.

      8.8. TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or employee, except transactions which are contemplated by this Agreement or are in the ordinary course of the Borrowers' businesses and are made in accordance with the Budget.

      8.9.      INTENTIONALLY OMITTED.

      8.10. OPERATING LEASES. Incur at any time any additional annual lease payments as lessee in connection with the operations of the Transit Division under Operating Leases, excluding (i) scheduled increases in lease payments in connection with leases existing on the Closing Date and as set forth in SCHEDULE 8.10 or replacements of such leases upon expiration thereof and
(ii) conversions of existing Capital Leases to Operating Leases, so long as such conversion does not have the effect of increasing total annual lease payments to the lessor;

and (iii) lease payments in connection with new Operating Leases, PROVIDED that the aggregate annual lease payments for such Operating Leases shall not exceed $1,000,000.

      8.11. CAPITAL EXPENDITURES. Make any Capital Expenditures in connection with the operations of the Transit Division other than (a) items included in the Budget for the Transit Division, or (b) other Capital Expenditures aggregating not more than $1,000,000.

      8.12. AMENDMENT OF CHARTER OR BYLAWS. Amend their articles of incorporation to revise, in any material respect, the Borrowers' capital structure, or to change the names of the Borrowers, or make any other material amendments thereto or to their bylaws without promptly providing a copy thereof to the Agent.

      8.13. NO CONSENT TO SUBORDINATION. Give their consent to the subordination of any of their rights or claims with respect to the operations of the Transit Division (including any subordination in the form of an agreement to defer remedies or extend maturities) to any right or claim of any other Person other than subordination of the MK Rail Note in connection with the MK Rail Global Settlement Agreement.

      8.14. INTERCOMPANY OBLIGATIONS. Adjust, settle or compromise, any amounts receivable from any Subsidiary or Affiliate with respect to the operations of the Transit Division including, but not limited to, accounts receivable, notes receivable, or any other intercompany account reflected on the books of the Borrowers; PROVIDED, that the Borrowers may adjust, settle or compromise any amounts receivable from any Subsidiary or Affiliate if the aggregate amount of such adjustments, settlements, or compromises does not exceed $500,000.


                                  ARTICLE IX

                                  DEFAULTS

      9.1. EVENTS OF DEFAULT. Any one or more of the following described events shall constitute an Event of Default hereunder, whether such occurrence shall be voluntary or involuntary, or occur or be effected by operation of law or otherwise:

                (a) Any Borrower shall fail to pay when due any principal, interest, fees, expenses, or any other amount owing in respect of any of the Loans or any of the other Obligations when due and payable pursuant to the terms thereof or hereof;

                (b) Any Borrower shall fail to observe or perform any covenant contained in ARTICLE VIII;

                (c) Any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or the other Restructuring Documents (other than those covered by clause (a) or (b) above) for 10 days after written notice thereof has been given to any Borrower by the Agent;

                (d) Any representation or warranty of any Borrower set forth in this Agreement, the Notes or the other Restructuring Documents or in any other certificate, opinion or other statement at any time provided by or on behalf of any Borrower pursuant hereto shall prove to be in any material respect false or misleading at the time given or deemed given;

                (e) Any Borrower shall fail to make any payment in respect of any Indebtedness when due or within any applicable grace period, or any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness or set-off of such Indebtedness of any Borrower or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof;

                (f) Any Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Indebtedness under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its Indebtedness as it becomes due, or shall take any corporate action to authorize any of the foregoing;

                (g) An involuntary case or other proceeding shall be commenced against any Borrower seeking liquidation, reorganization or other relief with respect to it or its Indebtedness under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 20 days; or an order for relief shall be entered against any Borrower under the federal bankruptcy laws as now or hereafter in effect;

                (h) Any writ of execution, attachment or garnishment, or any lien, any judgment or any other legal process to be issued against any Borrower or any of the property of any Borrower, which by itself or together with all other such legal processes is for an amount in excess of $1,000,000 which shall remain unvacated, unbonded or unstayed;

                (i) The occurrence of any of the events specified in subsections (a) through (g) of Section 6.1 of the Multiparty Agreement or the project owner makes any demand under any indemnity agreement between the Bonding Company and any Borrower;

                (j) Actual disbursements of any type shall exceed the total projected disbursements as set forth in the Budget by $10,000,000 in any one week or $20,000,000 in the aggregate;

                (k) Actual Financing Shortfall shall exceed the projected amount as set forth in the Budget by $10,000,000 in any one week or $20,000,000 in the aggregate;

                (l) All or substantially all of the property of any Borrower shall be condemned, seized or otherwise appropriated;

                (m) Any Borrower shall voluntarily suspend the transaction of substantially all of its business for more than three consecutive Business Days;

                (n) Any Borrower or any Commonly Controlled Entity shall engage in (a) any "prohibited transaction" (as defined in ERISA or Section 4975 of the Code) involving any Single Employer Plan maintained by any Borrower or a Commonly Controlled Entity, (b) any "accumulated funding deficiency" (as defined in ERISA), whether or not waived, shall exist with respect to any Single Employer Plan maintained by any Borrower or a Commonly Controlled Entity, (c) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings presents a material risk of termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, (d) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (e) the withdrawal or partial withdrawal from any Multi-employer Plan, (f) the reorganization or insolvency of a Single Employer Plan maintained by any Borrower or a Commonly Controlled Entity or (g) it shall be determined that Unfunded Liabilities exist, and in each case in clauses (a) through (g) above, such event or condition together with all other such events or conditions, if any, would subject any Borrower to any tax, penalty or other liabilities in excess of $1,000,000 or would otherwise have a Materially Adverse Effect;

                (o) Any person or group of persons (within the meaning of Section 12 or 14 of the Securities Exchange Act of 1934, as amended), other than the Existing Lenders (as defined in the Override Agreement) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more of the outstanding shares of common stock of MKD;

                (p) Any of the Restructuring Documents or provisions thereof, for any reason whatsoever, ceases to be valid and binding on any Borrower or any Existing Lender or Lender or the Bonding Company, or any Borrower or any Existing Lender or Lender or the Bonding Company shall so assert, or the Liens granted pursuant to any of the Security Documents shall not constitute valid, perfected, first-priority Liens on the properties and assets described therein, subject only to the Permitted Liens, or any Borrower shall be in default under the Security Documents, subject to any cure periods contained therein;

                (q) Any other event or condition occurs or exists which could have or result in a Material Adverse Effect;

                (r) The occurrence of any breach or default under the Multiparty Agreement or the Intercreditor Agreements;

                (s) Total disbursements relating to the Transit Division exceed the total disbursements set forth in the Budget by $3,000,000 on a cumulative basis, which disbursements shall first be increased on the first Business Day following the Closing Date;

                (t) The delivery of any notice purporting to terminate, cancel or revoke the Guaranty or the Letter of Credit as to either existing or future advances hereunder, the allegations by the Bonding Company that either the Guaranty or the Letter of Credit is invalid or unenforceable in any respect, or termination, cancellation or revocation of the Guaranty or the Letter of Credit or the occurrence of an "Event of Default" as defined in the Guaranty;

                (u) The T-Co Transaction shall not have been consummated in the judgment of the Majority Lenders by September 1, 1995 pursuant to the terms of the T-Co Term Sheet and to the extent not addressed in the T-Co Term Sheet, on terms and conditions acceptable to the Majority Lenders;

                (v) Breach of any representation, warranty, covenant, obligation or undertaking set forth in the Cash Management System or any agreement related thereto;

                (w) The occurrence of any "Event of Default" as defined in the Bonding Company Reimbursement Agreement;

                (x) The Bridge Loan shall mature, whether by reason of the occurrence of the stated maturity date or by acceleration; or
                (y) MKD shall not have delivered the Warrants under the Override Agreement to the Agent under the Override Agreement pursuant to the Securities Purchase Agreement on or before August 31, 1995.

      9.2.      THE LENDERS' REMEDIES.

                (a) OCCURRENCE OF A SPECIAL EVENT OF DEFAULT. Upon the occurrence of a Special Event of Default or at any time thereafter, after notice and the lapse of any cure period, where applicable, and in each and every case, until such Event of Default shall have been remedied or waived in writing in accordance with SECTION 12.6, either one or both of the following actions may be taken: (a) upon the request of the Majority Lenders, the Agent shall, by notice in writing to the Borrowers, terminate any or all of the Commitments, whereupon such Commitments of the Lenders thereunder immediately shall terminate; and (b) upon the request of the Majority Lenders, the Agent shall, by notice in writing to the Borrowers (a "Notice of Acceleration") declare all the Obligations due hereunder and under the Loan Documents to be immediately due and payable, without presentment, demand, protest or notice of any kind (other than notices provided herein), all of which are hereby expressly waived to the extent permitted by applicable law; PROVIDED, HOWEVER, that upon the occurrence of any event specified in either SECTION 9.1(f) or SECTION 9.1(g) (and, in the case of SECTION 9.1(g), after the lapse of the 20 day period referred to therein) the Commitments shall automatically terminate, and all amounts owing under this Agreement, the Notes and the other Loan Documents immediately shall automatically be due and payable in full without declaration or other notice (other than notices provided herein) to the Borrowers. Upon the occurrence of a Special Event of Default, the Agent immediately, and without expiration of any period of grace (other than that specifically provided herein), may enforce payment of all Obligations of any Borrower to the Agent and the Lenders and the Agent shall be entitled to all remedies available hereunder and thereunder.

                (b) OCCURRENCE OF A STANDARD EVENT OF DEFAULT. Upon the occurrence of a Standard Event of Default, the Agent shall follow the procedures set forth in the Five-Party Agreement. Upon instructions from the Bonding Company, the Agent may waive such Event of Default or may, by notice in writing to the Borrowers, terminate any or all of the Commitments, whereupon such Commitments of the Lenders thereunder immediately shall terminate and may deliver a Notice of Acceleration declaring all the Obligations due hereunder and under the Loan Documents to be immediately due and payable, without presentment, demand, protest or notice of any kind (other than notices provided herein), all of which are hereby expressly waived to the extent permitted by applicable law. The Agent immediately, and without expiration of any period of grace (other than that specifically provided herein), may enforce payment of all Obligations of any Borrower to the Agent and the Lenders and the Agent shall be entitled to all remedies available hereunder and thereunder.

      9.3. OTHER REMEDIES. Subject to the Intercreditor Agreements, upon the occurrence of an Event of Default or at any time thereafter, after notice and the lapse of any cure period, where applicable, and in each and every case, until such Event of Default shall have been remedied or waived in writing in accordance with SECTION 12.6, in addition to the remedies listed in SECTION
9.2 upon the earlier of a Notice of Acceleration or acceleration of the Obligations, the Lenders acting by and through the Agent shall have all rights, powers and remedies available under each of the Loan Documents and applicable law, including (i) enforcing the Collateral Agent's security interest in the Collateral by means of one or more public or private sales thereof, (ii) taking possession of all or any portion of the Collateral, in person or by means of a court appointed receiver (who shall be appointed without regard to the value of Collateral Agent's security), and (iii) exercising any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of the Agent or the Lenders in connection with each of the Loan Documents may be exercised at any time or from time to time, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity. Upon the request of the Majority Lenders after the occurrence of an Event of Default, the Agent shall instruct the Collateral Agent to exercise any remedies under the Loan Documents, including collection of funds in deposit accounts and commencement of or actions in court proceedings.

      9.4. WAIVERS BY BORROWERS. Except as otherwise provided for in this Agreement and applicable law, the Borrowers waive (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Agent, the Collateral Agent or the Lenders on which the Borrowers may in any way be liable and hereby ratify and confirm whatever the Agent, the Collateral Agent or the Lenders may do in this regard, (ii) all rights to notice and a hearing prior to the Collateral Agent's taking possession or control of, or replevy, attachment or levy upon, the Collateral, or any bond or security which might be required by any court prior to allowing the Agent or the Collateral Agent to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Each Borrower acknowledges that it has been advised by counsel of its choice with respect to the effect of the foregoing waivers and this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents, generally.

                                   ARTICLE X

                                  THE AGENT

      10.1.     APPOINTMENT.  Each Lender hereby (a) irrevocably appoints
Mellon Bank, N.A. as the Agent of such Lender under this Agreement and the other Loan Documents, and (b) irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding anything to the contrary herein, the Agent shall have no duties, except those expressly set forth in this Agreement and the other Loan Documents, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement and the other Loan Documents or otherwise exist against the Agent.

      10.2. AGENT AND AFFILIATES. The Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with either Borrower or any Subsidiary or Affiliate of either Borrower as if it were not the Agent hereunder.

      10.3. RETENTION OF DOCUMENTS AND INFORMATION TO THE LENDERS. Agent shall deliver to each Lender any material documents and written information required under this Agreement to be delivered by the Borrowers to Agent within a reasonable period after the Agent's receipt of such documents or information.

      10.4. DELEGATION OF DUTIES. The Agent may exercise any of its powers or execute any of its duties under this Agreement and the other Loan Documents by or through one or more agents or attorneys-in-fact and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to such rights and duties. The Agent may utilize the services of such agents and attorneys-in-fact as the Agent in its sole discretion reasonably determines, and all fees and expenses of such agents and attorneys-in-fact shall be paid by the Borrowers on demand. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Agent with reasonable care.

      10.5. LIMITATION OF LIABILITY. Neither the Agent, nor its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any waiver, consent or approval given or any action taken or omitted to be given or taken by them or by such Person under or in connection with this Agreement or the other the Loan Documents or (b) responsible for the consequences of any oversight or error in judgment by them or such Person whatsoever, except for their or such Person's own gross negligence or willful misconduct. The Agent shall not be responsible for (v) the execution, validity, enforceability, effectiveness or genuineness of this Agreement or the other Loan Documents, (w) the collectability of any amounts owing under this Agreement or the other Loan Documents, (x) the value, sufficiency, enforceability or collectability of any Collateral security therefore, (y) the failure by any Borrower to perform its Obligations hereunder or (z) the truth, accuracy and completeness of the recitals, statements, representations or warranties made by any Borrower or any officer or agent thereof contained in this Agreement, the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent in connection with, this Agreement or the other Loan Documents.

      10.6. RELIANCE BY THE AGENT. The Agent shall not have any obligation (a) to ascertain or to inquire as to the observance or performance of any of the conditions, covenants or agreements in this Agreement or the other Loan Documents or in any document, instrument or agreement at any time constituting, or intended to constitute, collateral security therefor, (b) to ascertain or inquire as to whether any notice, consent, waiver or request delivered to it shall have been duly authorized or is genuine, accurate and complete, or (c) to inspect the properties, books or records of the Borrowers. The Agent shall be entitled to rely, and shall be fully protected in relying,
(x) upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document, instrument or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, or (y) upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Lender party hereto or any Assignee as a Lender for all purposes unless a written notice of the assignment, negotiation or transfer thereof, in accordance with the provisions of this Agreement, shall have been delivered to the Agent identifying the name of any successor or Assignee. The Agent shall be entitled to fail or refuse, and shall be fully protected in failing or refusing, to take any action under this Agreement or the other Loan Documents unless (a) it first shall receive such advice or concurrence of the Majority Lenders as it deems appropriate, or (b) it first shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In all cases the Agent shall be fully protected in acting, or in refraining from acting, under this Agreement or the Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

      10.7. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Agent has received notice from a Lender or the Borrowers referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default." If the Agent receives such a notice or has actual knowledge of the occurrence of an Event of Default, the Agent promptly shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Event of Default as shall be directed by the Majority Lenders; PROVIDED, HOWEVER, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it deems advisable in the best interests of the Lenders.

      10.8. NON-RELIANCE ON THE AGENT AND THE OTHER LENDERS. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it. The Agent shall have no obligation or liability to any of the Lenders regarding the creditworthiness or financial condition of any Borrower. No act by the Agent hereinafter taken, including any review of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, it has made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and has made its own decision to make its Loans hereunder and to enter into this Agreement. Each Lender also represents that, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it deems appropriate at the time, it shall continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall have no obligation or liability to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of either the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

      10.9. COLLATERAL. Each of the Lenders represents to the Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

      10.10. INDEMNIFICATION. Each of the Lenders shall indemnify, defend and hold harmless the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their Pro Rata Share, from and against any and all claims, demands, lawsuits, costs, expenses, fees, liabilities, obligations, losses, damages, actions, recoveries, judgments, suits, costs, expenses or disbursements of any kind whatsoever, including interest, penalties and attorneys' fees and costs, whether direct, indirect, consequential or incidental, which at any time (including at any time following the payment of all amounts payable under the Existing Agreements and the Restructuring Documents) may be imposed on, incurred by or asserted against the Agent in its capacity as such and not in its individual capacity in any way relating to, resulting from or arising out of this Agreement, or the Restructuring Documents, the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED, HOWEVER, that no Lender shall be liable for the payment of any portion of such claims, demands, lawsuits, costs, expenses, fees, liabilities, obligations, losses, damages, actions, remedies, judgments, suits, costs, expenses or disbursements to the extent such result from the Agent's gross negligence or willful misconduct. The agreements in this SECTION 10.10 shall survive the payment of all amounts payable under the Restructuring Documents and shall be in addition to and not in lieu of any other indemnification agreements set forth in the Restructuring Documents.

      10.11. AGENT IN ITS INDIVIDUAL CAPACITY. Agent, in its individual capacity, and its Affiliates may make loans and other financial accommodations to, accept deposits from, and generally engage in any kind of business with, the Borrowers and their Subsidiaries as though Agent was not the Agent hereunder. With respect to its Existing Indebtedness and any other Loans made or renewed by it, Agent in its individual capacity shall have the same benefits, rights, powers and privileges under this Agreement and the Loan Documents as any Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" shall include Agent in its individual capacity.

      10.12. SUCCESSOR AGENT. The Agent may resign as such upon ten days' prior written notice to the Lenders. The Agent shall concurrently provide the Borrowers with a copy of such notice. If the Agent shall resign as such under this Agreement, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. A successor agent may also be appointed by the Majority Lenders if the Agent ceases to have any Loans hereunder, and upon such appointment of a successor agent the Agent shall resign as such. Upon acceptance of its appointment as the successor agent in writing, (a) such successor agent shall succeed to the rights, powers, privileges and duties of the Agent, (b) the retiring Agent shall be discharged of all its obligations and liabilities in such capacity under this Agreement and the Loan Documents, (c) the term "Agent" shall mean such successor agent effective upon its appointment, and (d) the retiring Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or their successors and assigns. With respect to any actions taken or omitted to be taken by the retiring Agent while it was the Agent (for which retiring Agent may still have liability), the retiring Agent shall continue to receive the benefits of this ARTICLE X, including SECTION 10.8.

      10.13. APPLICABILITY OF SECTION TO THE BORROWERS. Notwithstanding any other provision contained in this ARTICLE X, the rights and obligations of the Borrowers under this Agreement shall not be affected by any provision otherwise included in this ARTICLE X. The Borrowers shall be permitted to rely on communications from the Agent which it reasonably believes are made on behalf of the Agent and, if specified therein, the Lenders, and except as otherwise set forth specifically herein, all notices and payments to be made by the Borrowers hereunder shall be made to the Agent. Further, if any Lender shall be in default hereunder, such default shall not affect the rights and obligations of the Borrowers hereunder. The Agent shall provide the Borrowers with prompt notice of any default by any Lender.

      10.14. AUTHORIZATION TO AGENT TO ENTER INTO AND ABIDE BY FIVE-PARTY Agreement. Each Lender authorizes the Agent to enter into the Five-Party Agreement on behalf of the Lenders and to act in accordance with the terms of the Five-Party Agreement. In the event that there is a conflict between the terms of this Agreement and the terms of the Five-Party Agreement, the Agent is authorized to comply with the terms of the Five-Party Agreement.


                                  ARTICLE XI

                         JOINT AND SEVERAL LIABILITY

      11.1. JOINT AND SEVERAL LIABILITY. Each Borrower agrees that such Borrower is jointly and severally liable for the Obligations hereunder and that all Obligations of each Borrower now or hereafter existing under this Agreement, whether for principal, interest, fees, indemnification, expenses or otherwise, will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. So long as the Obligations have not been paid in full, the liability of each Borrower hereunder shall be absolute and unconditional irrespective of:

                (a) any taking, exchange, release or nonperfection of any Collateral or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

                (b) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower.

      11.2. THE GUARANTEES. If and to the extent any Obligation of any Borrower to the Agent or any Lender shall be considered an obligation of guaranty or suretyship, each Borrower hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the Obligations. Upon failure by either Borrower to pay punctually any such amount, the other Borrower shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

      11.3. GUARANTEES UNCONDITIONAL. The Obligations of each Borrower hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                (a) Any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation of the other Borrower under this Agreement, any Note, the other Restructuring Documents or by operation of law or otherwise;

                (b) Any modification or amendment of or supplement to this Agreement, any Note or the other Restructuring Documents;

                (c) Any release, impairment, non-perfection or invalidity of any direct or indirect security for any Obligation of the other Borrower under this Agreement, any Note or the other Restructuring Documents;

                (d) Any change in the corporate existence, structure or ownership of the other Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the other Borrower or its assets or any resulting release or discharge of any Obligation of the other Borrower contained in this Agreement, any Note or the other Restructuring Documents;

                (e) The existence of any claim, set-off or other rights which a Borrower may have at any time against the other Borrower, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions; PROVIDED, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                (f) Any invalidity or unenforceability relating to or against the other Borrower for any reason of this Agreement, any Note or the other Restructuring Documents, or any provision of applicable law or regulation purporting to prohibit the payment by the other Borrower of the principal of or interest on any Note or any other amount payable by it under this Agreement or the other Restructuring Documents; or

                (g) Any other act or omission to act or delay of any kind by the other Borrower, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of its Obligations under this Agreement, any Note or the other Restructuring Documents.

      11.4. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN Circumstances. The Borrowers' Obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Borrowers under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by a Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of a Borrower or otherwise, the other Borrower's Obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

      11.5. WAIVERS BY THE BORROWERS. The following waivers shall apply to the guarantees under this ARTICLE XI:

                (a) EACH BORROWER EXPRESSLY WAIVES THE RIGHT TO REQUIRE THE AGENT, THE COLLATERAL AGENT OR ANY LENDER FIRST TO PURSUE THE OTHER BORROWER OR ANY OTHER PERSON, THE COLLATERAL, OR ANY OTHER SECURITY OR GUARANTY THAT MAY BE HELD FOR THE OBLIGATIONS, OR TO APPLY ANY SUCH SECURITY OR GUARANTY TO THE OBLIGATIONS BEFORE SEEKING FROM SUCH BORROWER PAYMENT IN FULL OF ITS OBLIGATIONS TO THE AGENT AND THE LENDERS OR PROCEEDING AGAINST SUCH BORROWER FOR SAME; AND

                (b) SUCH BORROWER AGREES THAT THE AGENT AND THE LENDERS SHALL BE UNDER NO OBLIGATION TO: MARSHAL ANY ASSETS IN FAVOR OF SUCH PERSON; TO PROCEED FIRST AGAINST ANY OTHER PERSON OR ANY PROPERTY OF ANY OTHER PERSON OR AGAINST ANY COLLATERAL; ENFORCE FIRST ANY OTHER GUARANTY OBLIGATIONS WITH RESPECT TO, OR SECURITY FOR, THE OBLIGATIONS; OR PURSUE ANY OTHER REMEDY IN THE AGENT'S OR ANY LENDER'S POWER THAT SUCH BORROWER MAY NOT BE ABLE TO PURSUE ITSELF AND THAT MAY LIGHTEN SUCH BORROWER'S BURDEN, ANY RIGHT TO WHICH SUCH BORROWER HEREBY EXPRESSLY WAIVES.

                      EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO THE AGENT'S AND EACH LENDER'S ENTERING INTO THIS AGREEMENT AND THAT THE AGENT AND EACH LENDER ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH SUCH BORROWER. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL.

      11.6. SUBROGATION. Each Borrower agrees that it shall have no right of subrogation, contribution or reimbursement against the other Borrower until the Obligations are paid in full. Each Borrower agrees upon making any payment hereunder to be subrogated to the rights of the payee against the other Borrower with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of the other Borrower in respect thereof.

      11.7. STAY OF ACCELERATION. In the event that acceleration of the time for payment of any amount payable by either Borrower under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the other Borrower hereunder forthwith on demand by the Agent made at the request of the Majority Lenders.


                                  ARTICLE XII

                                MISCELLANEOUS

      12.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on the Schedule for Notices attached hereto or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrowers. Each such notice, request or other communication shall be effective, (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; PROVIDED, that notices to the Agent under ARTICLE II or ARTICLE III shall not be effective until received.

      12.2. ENTIRE AGREEMENT. The execution and delivery of this Agreement, the Notes and the other Loan Documents supersede all the negotiations or stipulations concerning matters thereof which preceded or accompanied the execution and delivery hereof and thereof. This Agreement, the Notes and the other Loan Documents are intended, by the parties hereto and thereto, to be a complete and exclusive statement of the terms and conditions hereof and thereof.

      12.3. NO WAIVERS. No failure or delay by the Agent or any Lender in exercising any right, power or privilege hereunder or under any Note or the other Restructuring Documents shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      12.4.     EXPENSES; INDEMNIFICATION.

                (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses of the Agent and the Steering Committee Lenders as a group, as such group is constituted on the Closing Date (as set forth on the attached SCHEDULE 12.4) and as such group may be reconstituted from time to time, including reasonable fees and disbursements of the Professionals retained by the Steering Committee Lenders as a whole, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Steering Committee Lender, or their Professionals, including the reasonable fees and disbursements of counsel (including allocated costs of internal counsel), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom, and (iii) all reasonable out-of-pocket legal fees and expenses of each Lender accruing from and after the Termination Date in connection with payment of the Obligations.

                (b) The Borrowers agree to indemnify the Agent and each Lender, their respective Affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including the reasonable fees and disbursements of counsel (including allocated costs of internal counsel), which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened (i) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder or (ii) directly or indirectly resulting from, arising out of, or based upon (x) the presence, use, generation, manufacture, installation, release, discharge, storage or disposal, at any time, of any Hazardous Materials on, under, in or about, or the transportation of any such materials to or from, any Real Property or Real Property owned, leased or operated by Borrower or any Affiliate of Borrower (collectively, the "Subject Property") or (y) the violation or alleged violation by Borrower or any Affiliate of Borrower of any law, statute, ordinance, order, rule, regulation, permit, judgment or license relating to the use, generation, manufacture, installation, release, discharge, storage or disposal of Hazardous Materials to or from the Subject Property; PROVIDED, that no Indemnitee shall have the right to be indemnified hereunder (a) for such Indemnitee's own gross negligence or willful misconduct or (b) in the case of any Lender, for its failure to perform the duties expressly required to be performed by it by the terms of this Agreement, in each case as determined by a court of competent jurisdiction.

      12.5.     SET-OFF; SHARING OF SET-OFFS.

                (a) In addition to any rights and remedies of the Lenders provided by law, the Lenders each shall have a security interest in any and all deposits of the Borrowers (general or special, time or demand, provisional or final) at any time held by any Lender which security interest shall secure the Obligations. Upon the occurrence and during the continuance of an Event of Default, provided that it has first received the written consent of the Agent, without prior notice to the Borrowers (any such notice being specifically waived by the Borrowers to the fullest extent permitted by applicable law) each Lender may set off and apply against any Obligations, whether matured or unmatured, of the Borrowers to the Lenders, any amount owing from the Lenders to the Borrowers. No Lender shall exercise any right of set-off it may have against any Borrower or Guarantor in connection with the Obligations without the prior written consent of the Agent. Each Lender promptly shall notify the Borrowers and the Agent after any such setoff and application made by any such Lender; PROVIDED, HOWEVER, that failure to give such notice shall not affect the validity of such setoff and application. Provided that an Event of Default described in either SECTION 9.1(f) or SECTION 9.1(g) has not occurred, Bank of America National Trust and Savings Association expressly agrees that it will not exercise set-off rights with respect to cash in the Cash Management System for application against any Indebtedness, liabilities or other obligations of any of the Borrowers or any of their Consolidated Subsidiaries under any agreements other than the Loan Documents. Any such set-off rights will be subject to the Intercreditor Agreements.

                (b) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due to it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due to such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Lenders shall be shared by the Lenders pro rata; PROVIDED, that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of a Borrower other than its Indebtedness hereunder. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

      12.6. AMENDMENTS AND WAIVERS. Any provision of this Agreement, the Notes or the other Loan Documents may be amended or waived only if permitted by the Five-Party Agreement and if, but only if, such amendment or waiver is in writing and is signed by the Borrowers, the Agent and the Majority Lenders; PROVIDED, that (i) the consent of All Lenders shall be required to amend, modify or waive any provision relating to (a) a change in the amount or the time of payment of any amount owing on any of the Loans, (b) a change in the rate of interest or fees to be paid by the Borrowers with respect to any of the Loans,
(c) a change in the definitions of "All Lenders", "Majority Lenders" or "Pro Rata Share," (d) any increase in the total amounts of the Commitments or in any Lender's Commitment or any change that subjects any Lender to any additional obligation, (e) this SECTION 12.6, (f) the release of any Guarantor or any Borrower, and (g) any change in the terms of the Letter of Credit; (ii) any change in the duties of or indemnities in this Agreement in favor of any Lender or in a Lender's Pro Rata Share shall require the consent of such Lender; and
(iii) any change in the duties of or indemnities in favor of the Agent shall require the consent of the Agent. Notwithstanding anything to the contrary herein, the Agent and the Majority Lenders may modify, amend, restate, supplement or waive any provision of ARTICLE XI, other than SECTION 10.12, without the consent of the Borrowers; PROVIDED, FURTHER, that amendments or waivers of this Agreement are subject to the Intercreditor Agreements and to the Five-Party Agreement.

      12.7. EFFECT OF WAIVERS; MODIFICATION OF DOCUMENTS. The Agent's, the Collateral Agent's, or the Lenders' failure, at any time or times, to require strict performance by the Borrowers or any other Person of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or diminish any right of the Agent, the Collateral Agent or the Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Agent or the Lenders of a Default or Event of Default under this Agreement or any of the other Loan Documents, shall not suspend, waive or affect any other Default or Event of Default under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. No waiver of any provision of this Agreement or any other Loan Documents, nor consent to any departure by the Borrowers, or any other person or entity therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent or the Majority Lenders or All Lenders, as the case may be, necessary to effectuate such waiver or consent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      12.8.     SUCCESSORS AND ASSIGNS.

                (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of All Lenders.

                (b) Any Lender may at any time grant to one or more of the Existing Lenders (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the Obligations of the Borrowers hereunder, including the right to approve any amendment, modification or waiver of any provision of this Agreement. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of ARTICLE III with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

                (c) Lenders may at any time assign to one or more of the Existing Lenders or an Affiliate thereof (each an "Assignee") all of its rights and obligations under this Agreement and the Notes or any part thereof, and such Assignee shall assume such rights and obligations, pursuant to an assignment and assumption agreement executed by such Assignee and such transferor Lender in substantially the form attached hereto as EXHIBIT E. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed to between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender under this Agreement and shall have all of the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection
(c), the transferor Lender, the Agent and the Borrowers shall make appropriate arrangements so that new Notes are issued to the Assignee and an updated Schedule of Lenders is annexed to the Credit Agreement. If the Assignee is not incorporated under the laws of the United States or a state thereof, then it shall deliver to the Borrowers and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes in accordance with SECTION 3.2.

      12.9. HEADINGS AND CAPTIONS. The headings and captions used in this Agreement, the Notes and the other Restructuring Documents are solely for the purpose of reference and are not to be considered as construing or interpreting the provisions hereof or thereof.

      12.10. INTERPRETATION. Neither this Agreement, the Notes or the other Restructuring Documents, nor any uncertainty or ambiguity herein or therein shall be construed or resolved against the Agent, the Lenders or the Borrowers, whether under any rule of construction or otherwise. This Agreement, the Notes and the other Restructuring Documents have been reviewed by all the parties hereto and thereto and shall be construed and interpreted according to the ordinary meaning of the words used as to fairly accomplish the purposes and intentions of all such parties.

      12.11. INCONSISTENCIES WITH OTHER DOCUMENTS. In the event there is a conflict or inconsistency between this Agreement the Notes, the Loan Documents, or the Restructuring Documents, the terms of this Agreement shall control except that this Agreement shall be subject to the provisions of the Intercreditor Agreements and subject to the Five-Party Agreement; PROVIDED, HOWEVER, that any provision of the Security Documents which imposes additional burdens on the Borrowers or further restricts the rights of the Borrowers or gives the Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

      12.12. SEVERABILITY. If any portion of this Agreement, the Notes and the other Loan Documents shall be judged by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable to the extent that the remaining terms thereof provide for the consummation of the issuance of the Notes, the grant of collateral security therefor, and the payment of principal and interest on the Loans substantially on the same terms and subject to the same conditions as set forth herein and therein.

      12.13. GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

      12.14. CONSENT TO JURISDICTION. THE BORROWERS HEREBY IRREVOCABLY CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN PITTSBURGH, PENNSYLVANIA IN ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, ANY

RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWERS HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF A SUMMONS AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY THE AGENT OR ANY LENDER IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF THEMSELVES AND THEIR PROPERTY, IN THE MANNER SPECIFIED IN SECTION 12.1 (PROVIDED TELECOPY NOTICES MAY NOT BE USED FOR THIS PURPOSE). NOTHING IN THIS SECTION 12.14
SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWERS OR THEIR PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS.

      12.15.    WAIVER OF JURY TRIAL.  THE AGENT, EACH LENDER AND THE
BORROWERS EACH HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

      12.16. CUMULATIVE REMEDIES. All rights and remedies provided in and contemplated by this Agreement, the Notes and the other Restructuring Documents are cumulative and not exclusive of any right or remedy otherwise provided herein, therein, at law or in equity.

      12.17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Borrowers set forth in this Agreement, the Notes and the other Restructuring Documents and in any other certificate, opinion or other statement provided at any time by or on behalf of the Borrowers in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Restructuring Documents and the payment of all Loans and other amounts due hereunder.

      12.18. RELATIONSHIP OF THE PARTIES. Neither the Agent nor the Lenders shall be deemed partners or joint venturers with the Borrowers or any Affiliate thereof in making this Agreement or by any action taken hereunder.

      12.19. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same document.

      12.20. T-CO TERM SHEET. The parties hereto agree that by their execution of this Agreement they approve the terms contained in the T-Co Term Sheet provided that such agreement shall not be considered as a commitment and is subject to all of the provisions set forth in the preamble to the T-Co Term Sheet.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:                        MORRISON KNUDSEN CORPORATION
                                  (a Delaware corporation)


                                  By     /s/  D.L. Brigham
                                         -------------------------------
                                  Name:       D.L. Brigham
                                         -------------------------------
                                  Title: Vice President and Treasurer
                                         -------------------------------


                                  MORRISON KNUDSEN CORPORATION
                                  (an Ohio corporation)


                                  By     /s/  D.L. Brigham
                                         -------------------------------
                                  Name:       D.L. Brigham
                                         -------------------------------
                                  Title: Vice President and Treasurer
                                         -------------------------------

AGENT AND LENDERS:

                                  MELLON BANK, N.A., as Agent and a Lender


                                  By     /s/ Alan J. Kopolow
                                         -------------------------------
                                  Name:      Alan J. Kopolow
                                         -------------------------------
                                  Title: Senior Vice President
                                         -------------------------------


LENDERS:                          BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION



                                  By     /S/ Henry Y. Vu
                                         -------------------------------
                                  Name:      Henry Y. Vu
                                         -------------------------------
                                  Title: Senior Vice President
                                         -------------------------------



           [ADDITIONAL SIGNATURES FOR LENDERS CONTINUED ON NEXT PAGE]

LENDERS:

Bank of America Illinois                CIBC Inc.


By:                                     By:    /s/ Robert N. Greer
       -----------------------                 ------------------------
Name:                                   Name:     Robert N. Greer
       -----------------------                 ------------------------
Title:                                  Title:  Vice President
       -----------------------                 ------------------------


Bank of Montreal                        Citibank, N.A.


By:    /s/ James R. Easter              By:      /s/ Bradley I. Dietz
       -----------------------                  -----------------------
Name:      James R. Easter              Name:        Bradley I. Dietz
       -----------------------                  -----------------------
Title:  Account Manager                 Title:   Vice President
       -----------------------                  -----------------------

The Bank of Nova Scotia                 Credit Lyonnais, Canada


By:     /s/ D.N. Gillespie              By:
       -----------------------                  -----------------------
Name:       D.N. Gillespie              Name:
       -----------------------                  -----------------------
Title:  General Manager                 Title:
       -----------------------                  -----------------------

The Bank of Tokyo, Ltd.,                Credit Lyonnais, New York Branch
Seattle Branch

By:     /s/ M. Tomi                     By:     /s/ David Bonington
       -----------------------                  ------------------------
Name:       M. Tomi                     Name:       David Bonington
       -----------------------                  ------------------------
Title:  General Manager                 Title:   Vice President
       -----------------------                  ------------------------

Banque Nationale de Paris               Deutsche Bank AG,
                                        Los Angeles Branch and/or Cayman
                                        Islands Branch
By:    /s/ Katherine Wolfe
       -----------------------
Name:      Katherine Wolfe
       -----------------------
Title:     Vice President               By:     /s/ Patricia E. Apelian
       -----------------------                  ------------------------
                                        Name:       Patricia E. Apelian
                                                ------------------------
By:    /s/ William J. Latterman         Title:    Director
       ------------------------                 ------------------------
Name:      William J. Latterman
       ------------------------
Title: Assistant Vice President         By:     /s/ Silvia L. Spear
                                                ------------------------
                                        Name:       Silvia L. Spear
                                                ------------------------
Banque Paribas                          Title:   Director
                                                ------------------------
By:    /s/ John N. Cate
       ------------------------            The Hongkong and Shanghai
Name:      John N. Cate                    Banking Corporation Limited
       ------------------------
Title:  G.V.P.
       ------------------------

By:    /s/ Alan E. McLintock            By:      /s/ G.W. Maser
       -------------------------                ------------------------
Name:      Alan E. McLintock            Name:        G.W. Maser
       -------------------------                ------------------------
Title: Regional General Manager         Title:   Vice President
       ------------------------                 ------------------------


           [ADDITIONAL SIGNATURES FOR LENDERS CONTINUED ON NEXT PAGE]

The Industrial Bank of Japan,           San Paolo Bank SpA
Limited, Los Angeles Agency

                                        By:    /s/ Donald W. Brown
                                               --------------------------
By:   /s/ Kazutaka Kyoto                Name:      Donald W. Brown
      ---------------------------                --------------------------
Name:     Kazutaka Kyoto                Title:   Branch Manager
      ---------------------------
Title:

Key Bank of Idaho                       By:_________________________
                                        Name:_______________________
                                        Title:______________________
By:_________________________
Name:_______________________            Society National Bank
Title:______________________

The Long-Term Credit Bank of            By:_________________________
Japan, Ltd., Los Angeles Agency         Name:_______________________
                                        Title:______________________

By:_________________________            Union Bank of Switzerland
Name:_______________________
Title:______________________
                                        By:_________________________
Morgan Guaranty Trust Company           Name:_______________________
                                        Title:______________________

By:_________________________
Name:_______________________            By:_________________________
Title:______________________            Name:_______________________
                                        Title:______________________
National Westminster Bank PLC
                                        Westdeutsche Landesbank
                                        Girozentrale, New York and
By:_________________________            Cayman Islands Branches
Name:_______________________
Title:______________________
                                        By:_________________________
PNC Bank, N.A.                          Name:_______________________
                                        Title:______________________

By:_________________________
Name:_______________________            By:_________________________
Title:______________________            Name:_______________________
                                        Title:______________________
Royal Bank of Canada


By:_________________________
Name:_______________________
Title:______________________

                                    EXHIBIT A

                             FORM OF PROMISSORY NOTE


                                  See attached

                                    EXHIBIT B

                           FORM OF NOTICE OF BORROWING


                                  See attached

                                    EXHIBIT C

                                     BUDGET


                                  See attached

                                    EXHIBIT D

                                 T-CO TERM SHEET


                                  See attached

                                    EXHIBIT E

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


                                  See attached

                                   SCHEDULE A

                               SCHEDULE OF LENDERS


                                  See attached

                                   SCHEDULE B
                                     PART 1

                        SCHEDULE OF THE EXISTING LENDERS


                                  See attached

                                   SCHEDULE B
                                     PART 2

                               EXISTING AGREEMENTS


                                  See attached

                                   SCHEDULE C

                              SCHEDULE OF DOCUMENTS


                                  See attached

                                   SCHEDULE D

                              SCHEDULE FOR NOTICES


                                  See attached

                                   SCHEDULE E

                             CASH MANAGEMENT SYSTEM


                                  See attached

                                  SCHEDULE 6.5

                  SCHEDULE OF PENDING AND THREATENED LITIGATION


                                  See attached

                                  SCHEDULE 6.12

                              SCHEDULE OF JUDGMENTS


                                  See attached

                                  SCHEDULE 6.14

               SCHEDULE OF MULTIEMPLOYER PLAN WITHDRAWAL LIABILITY


                                  See attached

                                  SCHEDULE 6.17

                      SCHEDULE OF MATERIAL ADVERSE EFFECTS


                                  See attached

                                  SCHEDULE 6.18

                            SCHEDULE OF SUBSIDIARIES


                                  See attached

                                 SCHEDULE 6.21A

                 SCHEDULE OF EACH BORROWER'S BUSINESS LOCATIONS


                                  See attached

                                 SCHEDULE 6.21B

                     SCHEDULE OF EACH BORROWER'S TRADE NAMES


                                  See attached

                                 SCHEDULE 7.1(k)

                               BACKLOG CERTIFICATE


                                  See attached

                               SCHEDULE 7.2(c)(a)

                          SCHEDULE OF REPORTABLE EVENTS


                                  See attached

                               SCHEDULE 7.2(c)(b)

                          SCHEDULE OF PLAN TERMINATIONS


                                  See attached

                                  SCHEDULE 8.1

                        SCHEDULE OF EXISTING INDEBTEDNESS


                                  See attached

                                  SCHEDULE 8.2

                           SCHEDULE OF PERMITTED LIENS


                                  See attached

                                  SCHEDULE 8.5

                        SCHEDULE OF PERMITTED INVESTMENTS


                                  See attached

                                  SCHEDULE 8.10

                          SCHEDULE OF OPERATING LEASES


                                  See attached

                                  SCHEDULE 12.4

                     SCHEDULE OF STEERING COMMITTEE LENDERS


                                  See attached